                                                                     EXHIBIT 4.4


                                                   CONFORMED COPY

================================================================================


                             CONTROL DEVICES, INC.



       $10,500,000 10% Senior Secured Fixed Rate Notes due July 31, 2004

$1,500,000  Senior Secured Floating Rate Revolving Credit Notes due July 29,
1999

           $4,500,000 11% Senior Subordinated Notes due July 31, 2004

            580 11% Cumulative Preferred Shares, $1,000 stated value

            435,897.43 Class B Series 1 Common Shares, no par value

     Warrants for 564,102.56 Class B Series 1 Common Shares, no par value,
                            (subject to adjustment)




                                 --------------

                         SECURITIES PURCHASE AGREEMENT

                                 --------------



                              As of July 29, 1994

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.      Authorization of Securities; Security for the Notes; Other
         Purchasers; etc.....................................................  1

2.      Sale and Purchase of Securities......................................  4

3.      Closing..............................................................  5

4.      Conditions to Closing................................................  5

        4.1.   Representations and Warranties Correct........................  5
        4.2.   Performance; No Default.......................................  6
        4.3.   Related Transactions..........................................  6
        4.4.   Compliance Certificate........................................  7
        4.5.   Security Documents; Collateral................................  8
        4.6.   Opinions of Counsel for the Company...........................  9
        4.7.   Opinions of Your Special Counsels.............................  9
        4.8.   Certain Additional Documents to be Delivered at or Prior
                to the Closing...............................................  9
        4.9.   Sale of Securities to Other Purchasers........................ 10
        4.10.  Legal Investment; Certificate................................. 10
        4.11.  Sale and Purchase Not Forbidden by Law........................ 10
        4.12.  Payment of Transaction Costs.................................. 10
        4.13.  Proceedings and Documents..................................... 11

5.      Representations and Warranties....................................... 11

        5.1.   Organization, Standing, etc. of the Company................... 11
        5.2.   Subsidiaries.................................................. 11
        5.3.   Qualification................................................. 11
        5.4.   Business, etc................................................. 11
        5.5.   Capital Stock................................................. 12
        5.6.   Financial Statements.......................................... 13
        5.7.   Changes; Solvency, etc........................................ 14
        5.8.   Tax Returns and Payments...................................... 14
        5.9.   Funded Debt, Current Debt, Liens, Investments, Transactions
                with Affiliates and Leases................................... 14
        5.10.  Title to Properties; Liens; Leases............................ 15
        5.11.  Litigation, etc............................................... 15
        5.12.  Valid and Binding Obligations; Compliance with Other
                Instruments, Borrowing Restrictions, etc..................... 16
        5.13.  ERISA......................................................... 18
        5.14.  Consents, etc................................................. 19
        5.15.  Proprietary Rights............................................ 19
        5.16.  Offer of Securities........................................... 19

                                                                            Page
                                                                            ----
        5.17.  Government Regulation......................................... 20
        5.18.  Regulation G, etc............................................. 20
        5.19.  Foreign Credit Restraints..................................... 20
        5.20.  Investment Bankers, etc....................................... 20
        5.21.  Disclosure.................................................... 21
        5.22.  Franchises, Licenses, etc..................................... 21
        5.23.  Labor Relations; Suppliers and Customers...................... 21
        5.24.  Voting Provisions............................................. 22
        5.25.  Additional Representations and Warranties..................... 22

6.      Use of Proceeds...................................................... 22

7.      Financial Statements and Information................................. 22

8.      Inspection........................................................... 27

9.      Prepayment of Notes.................................................. 28

        9.1.   Required Annual Prepayment Without Premium of Senior
                Fixed Rate Notes............................................. 28
        9.2.   Optional Annual Prepayment Without Premium of Senior
                Fixed Rate Notes............................................. 28
        9.3.   Required Annual Prepayment Without Premium of
                Subordinated Notes........................................... 28
        9.4.   Optional Annual Prepayment Without Premium of
                Subordinated Notes........................................... 29
        9.5.   Optional Prepayment Without Premium of Senior Fixed Rate
                Notes and/or Subordinated Notes with the Proceeds of
                Certain Public Offerings..................................... 29
        9.6.   Optional Semi-Annual Prepayment With Premium of Senior
                Fixed Rate Notes and/or Subordinated Notes................... 30
        9.7.   Prepayment Without Premium of Notes at the Option of Holders
                of such Notes or at the Option of the Company upon a
                Change of Control............................................ 30
        9.8.   Required Prepayment Without Premium of Senior Fixed Rate
                Notes on Account of Damage, Destruction or Taking and
                from Proceeds of Title Insurance............................. 32
        9.9.   Allocation of Partial Prepayments of Notes.................... 32
        9.10.  Notice of Optional Prepayments of Notes....................... 32
        9.11.  Maturity; Accrued Interest; Surrender, etc. of Notes.......... 33
        9.12.  Purchase of Notes............................................. 33
        9.13.  Payment on NonBusiness Days................................... 33
        9.14.  Application of Subordinated Notes in Satisfaction of
                Exercise Price of Warrants................................... 33

10.     Subordination of Subordinated Notes.................................. 33

                                                                            Page
                                                                            ----

        10.1.  Certain Definitions........................................... 33
        10.2.  Subordinated Indebtedness Subordinated to Superior
                Indebtedness; No Amendments; No Security..................... 34
        10.3.  Dissolution, Liquidation, Reorganization, etc................. 35
        10.4.  No Payments With Respect to Subordinated Indebtedness
                in Certain Circumstances..................................... 37
        10.5.  Payments and Distributions Received........................... 39
        10.6.  Subrogation................................................... 39
        10.7.  Notice........................................................ 39
        10.8.  Subordination Not Affected, etc............................... 39
        10.9.  Obligations Unimpaired........................................ 40
        10.10. Permitted Payments............................................ 40
        10.11. Holders of Subordinated Indebtedness Entitled to Assume
                Payments Not Prohibited in Absence of Notice................. 41
        10.12. References in Subordinated Notes to Terms of Subordination.... 41
        10.13. Reinstatement of Terms of Subordination....................... 41
        10.14. Limitation on Right of Action................................. 42

11.     Registration, etc.................................................... 42

        11.1.  Certain Definitions........................................... 42
        11.2.  Registration on Request....................................... 43
        11.3.  Incidental Registration....................................... 45
        11.4.  Permitted Registration........................................ 46
        11.5.  Registration Procedures....................................... 46
        11.6.  Indemnification............................................... 47
        11.7.  Restrictions on Other Agreements.............................. 48

12.     The Revolving Credit Facility........................................ 48

        12.1.  Certain Definitions........................................... 48
        12.2.  Revolving Commitment.......................................... 48
        12.3.  Prepayments of the Senior Revolving Credit Notes.............. 49
        12.4.  Permanent Reduction or Termination of Total Revolving
                Commitment................................................... 50
        12.5.  Facility Fee.................................................. 50
        12.6.  Notice of Prepayments, Reductions or Terminations............. 50
        12.7.  Pro Rata Treatment............................................ 51
        12.8.  Permanent Termination of the Total Revolving Commitment
                Upon the Occurrence of an Event of Default or a Change
                of Control................................................... 51
        12.9.  Books and Records............................................. 51

13.     Board Visitation Rights; Preemptive Rights........................... 52

14.     Covenants of the Company............................................. 55

                                                                            Page
                                                                            ----
        14.1.  Books of Record and Account; Reserves......................... 54
        14.2.  Payment of Taxes; Corporate Existence; Maintenance of
                Properties; Compliance with Laws; Lines of Business;
                Proprietary Rights........................................... 55
        14.3.  Insurance..................................................... 57
        14.4.  Limitation on Discount or Sale of Receivables................. 57
        14.5.  Limitation on Funded Debt and Current Debt.................... 57
        14.6.  Limitation on Restricted Payments; Prepayments on Seller Note. 59
        14.7.  Current Ratio................................................. 61
        14.8.  Limitation on Rental Obligations on Long-Term Leases.......... 61
        14.9.  Limitation on Liens........................................... 61
        14.10. Limitation on Transactions with Affiliates.................... 63
        14.11. Limitation on Investments..................................... 64
        14.12. Limitation on Issuance of Shares of Subsidiaries; Disposition
                of Shares and Indebtedness of Subsidiaries................... 64
        14.13. Limitation on Subsidiary's Consolidation, Merger or
                Disposition of Property...................................... 65
        14.14. Limitation on Company's Consolidation or Merger............... 66
        14.15. Additional Limitation on Disposition of Property.............. 67
        14.16. ERISA Compliance.............................................. 68
        14.17. Limitation on Leasebacks...................................... 68
        14.18. Modification of Certain Documents, Agreements and Instruments. 69
        14.19. Limitation on Tax Consolidation............................... 69
        14.20. Further Assurances............................................ 69

15.     Definitions.......................................................... 70

        15.1.  Definitions of Capitalized Terms.............................. 70
        15.2.  Other Definitions............................................. 87
        15.3.  Accounting Terms and Principles; Laws......................... 87

16.     Remedies............................................................. 88

        16.1.  Events of Default Defined; Acceleration of Maturity........... 88
        16.2.  Suits for Enforcement, etc.................................... 93
        16.3.  Remedies Cumulative........................................... 93
        16.4.  Remedies Not Waived........................................... 93
        16.5.  Notice of Action of Claimed Defaults.......................... 93
        16.6.  Application of Payments....................................... 93

17.     Registration, Transfer and Exchange of Securities.................... 94

18.     Replacement of Securities............................................ 95

19.     Amendment and Waiver................................................. 95

                                                                            Page
                                                                            ----
20.     Method of Payment of Securities...................................... 97

21.     Liabilities to Subsequent Holders.................................... 97

22.     Expenses; Indemnity.................................................. 97

23.     Taxes................................................................ 99

24.     Communications.......................................................100

25.     Survival of Agreements, Representations and Warranties, etc..........101

26.     Successors and Assigns; Rights of Other Holders......................102

27.     Purchase for Investment; ERISA.......................................102

28.     Certain Regulatory Matters...........................................103

29.     Governing Law; Jurisdiction; Waiver of Jury Trial....................103

30.     Miscellaneous........................................................104

Schedule I            Schedule of Purchasers
Exhibit 1(a)(i)       Form of Senior Fixed Rate Note
Exhibit 1(a)(ii)      Form of Senior Revolving Credit Note
Exhibit 1(a)(iii)     Form of Subordinated Note
Exhibit 1(a)(iv)(A)   Form of the Company's Charter (including terms of the 11%
                       Cumulative Preferred Shares and conversion rights of
                       Common Shares)
Exhibit 1(a)(iv)(B)   Form of Certificate of  11% Cumulative Preferred Shares
Exhibit 1(a)(v)       Forms of Certificates of Each Class of Common Shares
Exhibit 1(a)(vi)      Form of Warrant
Exhibit 1(c)          Form of Note Guarantee
Exhibit 1(d)(i)       Form of Security Agreement
Exhibit 1(d)(ii)      Form of Mortgage
Exhibit 4.3(b)(i)     Form of Seller Note
Exhibit 4.3(b)(ii)    Form of Seller Note Subordination Agreement
Exhibit 4.3(f)        Form of Buy-Sell Agreement
Exhibit 4.6(a)        Opinion of Sommer & Barnard, P.C., counsel to the Company
Exhibit 4.6(b)        Opinion of  Verrill & Dana, special Maine counsel to the
                       Company
Exhibit 4.7(a)        Opinion of Choate, Hall & Stewart, special counsel to the
                       Purchasers
Exhibit 5.5           Capital Stock
Exhibit 5.6           Financial Statements
Exhibit 5.9           Funded Debt, Current Debt, Liens, Investments,
                       Transactions with Affiliates and Leases

Schedule I            Schedule of Purchasers
Exhibit 5.12(a)       Valid and Binding Obligations
Exhibit 5.12(c)       Violations
Exhibit 5.12(d)       Environmental and Other Matters
Exhibit 6             Use of Proceeds
Exhibit 7(c)(iv)      Information as to New Subsidiaries
Exhibit 12.2(b)       Form of Officers' Certificate (re: Revolving Credit Loans)

                             CONTROL DEVICES, INC.
                                    Route 35
                             Standish, Maine 04084


                                                             As of July 29, 1994



 MASSACHUSETTS MUTUAL LIFE
  INSURANCE COMPANY
 1295 State Street
 Springfield, Massachusetts  01111

 Ladies and Gentlemen:

     CONTROL DEVICES, INC., an Indiana corporation (the "Company"), agrees with you as follows:

  1. Authorization of Securities; Security for the Notes; Other Purchasers; etc.
     ---------------------------------------------------------------------------

     (a) The Company has authorized the issue and sale of:

         (i) its 10% Senior Secured Fixed Rate Notes due July 31, 2004 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Senior Fixed Rate Notes") in the aggregate principal amount of $10,500,000. The Senior Fixed Rate Notes are to be substantially in the form of Exhibit 1(a)(i) attached hereto;
                    ---------------

         (ii) its Senior Secured Floating Rate Revolving Credit Notes due July 29, 1999 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Senior Revolving Credit Notes") in the aggregate principal amount not to exceed $1,500,000. The Senior Revolving Credit Notes are to be substantially in the form of Exhibit 1(a)(ii)
                                                         ----------------
     attached hereto;

         (iii) its 11% Senior Subordinated Notes due July 31, 2004 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Subordinated Notes") in the aggregate principal amount of $4,500,000. The Subordinated Notes are to be substantially in the form of
     Exhibit 1(a)(iii) attached hereto;
     -----------------

                             CONTROL DEVICES, INC.
                                    Route 35
                             Standish, Maine 04084



                                                             As of July 29, 1994



 MASSMUTUAL CORPORATE INVESTORS
 c/o Massachusetts Mutual Life
    Insurance Company
 1295 State Street
 Springfield, Massachusetts  01111

 Ladies and Gentlemen:

     CONTROL DEVICES, INC., an Indiana corporation (the "Company"), agrees with you as follows:

  1. Authorization of Securities; Security for the Notes; Other Purchasers; etc.
     ---------------------------------------------------------------------------

     (a) The Company has authorized the issue and sale of:

         (i) its 10% Senior Secured Fixed Rate Notes due July 31, 2004 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Senior Fixed Rate Notes") in the aggregate principal amount of $10,500,000. The Senior Fixed Rate Notes are to be substantially in the form of Exhibit 1(a)(i) attached hereto;
                    ---------------

         (ii) its Senior Secured Floating Rate Revolving Credit Notes due July 29, 1999 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Senior Revolving Credit Notes") in the aggregate principal amount not to exceed $1,500,000. The Senior Revolving Credit Notes are to be substantially in the form of Exhibit 1(a)(ii)
                                                         ----------------
     attached hereto;

         (iii) its 11% Senior Subordinated Notes due July 31, 2004 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Subordinated Notes") in the aggregate principal amount of $4,500,000. The Subordinated Notes are to be substantially in the form of

     Exhibit 1(a)(iii) attached hereto;
     -----------------

                             CONTROL DEVICES, INC.
                                    Route 35
                             Standish, Maine 04084



                                                             As of July 29, 1994



 MASSMUTUAL PARTICIPATION INVESTORS
 c/o Massachusetts Mutual Life
    Insurance Company
 1295 State Street
 Springfield, Massachusetts  01111

 Ladies and Gentlemen:

     CONTROL DEVICES, INC., an Indiana corporation (the "Company"), agrees with you as follows:

  1. Authorization of Securities; Security for the Notes; Other Purchasers; etc.
     ---------------------------------------------------------------------------

     (a)  The Company has authorized the issue and sale of:

          (i) its 10% Senior Secured Fixed Rate Notes due July 31, 2004 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Senior Fixed Rate Notes") in the aggregate principal amount of $10,500,000. The Senior Fixed Rate Notes are to be substantially in the form of Exhibit 1(a)(i) attached hereto;
                    ---------------

           (ii) its Senior Secured Floating Rate Revolving Credit Notes due July 29, 1999 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Senior Revolving Credit Notes") in the aggregate principal amount not to exceed $1,500,000. The Senior Revolving Credit Notes are to be substantially in the form of Exhibit 1(a)(ii)
                                                         ----------------
     attached hereto;

          (iii) its 11% Senior Subordinated Notes due July 31, 2004 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Subordinated Notes") in the aggregate principal amount of $4,500,000. The Subordinated Notes are to be substantially in the form of
     Exhibit 1(a)(iii) attached hereto;
     -----------------

          (iv) 580 of its 11% Cumulative Preferred Shares, $1,000 stated value per share (the "Preferred Shares"), (such 580 Preferred Shares, together with any shares issued in exchange therefor or replacement thereof, herein the "Purchased Preferred Shares"). The provisions of the Company's charter, including those relating to the terms of the Preferred Shares and those relating to conversion rights of holders of Class B Series 1 Common Shares and Class B Series 2 Common Shares, are (or will be at the Closing) as set forth on Exhibit 1(a)(iv)(A) attached hereto. The form of stock
              -------------------
     certificate for the Preferred Shares is attached hereto as Exhibit 1
                                                                ---------

     (a)(iv)(B); and
     ----------

          (v) 435,897.43 of its Class B Series 1 Common Shares, no par value, (such 435,897.43 Class B Series 1 Common Shares, together with any shares issued in exchange therefor or replacement thereof, herein the "Purchased Common Shares"), or such other number of Class B Series 1 Common Shares as shall constitute at Closing 17% of the Company's outstanding Common Shares, calculated on a fully-diluted basis. The forms of stock certificates for the Class A Common Shares, the Class B Series 1 Common Shares and the Class B Series 2 Common Shares are attached hereto as Exhibit 1(a)(v); and
                                                     ---------------
          (vi) its stock purchase warrants evidencing rights to purchase 564,102.56 Class B Series 1 Common Shares (subject to adjustment) or such other number of Class B Series 1 Common Shares as shall constitute at Closing 22% of the Company's outstanding Common Shares, calculated on a fully-diluted basis (herein, together with any stock purchase warrants issued in exchange therefor or replacement thereof, called the "Warrants"). The Warrants are to be substantially in the form of Exhibit 1(a)(vi)
                                                         ----------------
     attached hereto. The period during which the Warrants may be exercised and the amount to be paid upon exercise for the Class B Series 1 Common Shares upon exercise are, among other things, set forth in the Warrants.

 The Senior Fixed Rate Notes and the Senior Revolving Credit Notes are collectively referred to as the "Senior Notes" and each as a "Senior Note."
 The Senior Notes and the Subordinated Notes are collectively referred to as the "Notes" and each as a "Note". The Notes, the Purchased Preferred Shares, the Purchased Common Shares, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares (as defined in the Warrants), are collectively referred to as the "Securities" and each as a "Security".

     (b) Interest on the Senior Fixed Rate Notes and on the Subordinated Notes is payable semi-annually on each January 31 and July 31, commencing January 31, 1995. Interest on the Senior Revolving Credit Notes is payable on the last day of each month, commencing August 31, 1994. In no event shall the amount paid or agreed to be paid by the Company as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

     (c) The Senior Notes and the Subordinated Notes are to be guaranteed, pursuant to separate guarantees each substantially in the form of Exhibit 1(c)
                                                                   ------------
 attached hereto (each, a "Note Guarantee"; collectively, the "Note Guarantees"), by each Person which hereafter becomes a Subsidiary of the Company.

     (d) The Senior Notes shall be secured by and entitled to the benefits of the following:

          (i) first priority perfected security interests in all presently-owned and after-acquired tangible and intangible personal property and fixtures of the Company and of each Person which hereafter becomes a Subsidiary of the Company, including, without limitation, a first priority perfected pledge of all outstanding shares of capital stock or other securities of each Person which hereafter becomes a Subsidiary of the Company and all rights to acquire any such shares or other securities, pursuant to one or more security and pledge agreements substantially in the form of Exhibit 1(d)(i) attached hereto (each, a "Security Agreement";
             ---------------
     collectively, the "Security Agreements");

          (ii) first priority perfected chattel mortgages or other Liens in all presently-owned and after-acquired tangible and intangible personal property, fixtures and leasehold interests of the Company and of each Person which hereafter becomes a Subsidiary of the Company to the extent such property, fixtures and leasehold interests are located in the Dominican Republic, pursuant to one or more chattel mortgages and one or more other Dominican Republic security instruments satisfactory in scope and form to the Required Holders of the Senior Notes (each such chattel mortgage and each such other Dominican Republic security instrument, a "Dominican Republic Security Instrument"; and collectively, the "Dominican Republic Security Instruments"); and

          (iii) first priority mortgages or deeds of trust or leasehold mortgages or leasehold deeds of trust on all real estate (and appurtenant interests) now or hereafter owned or leased by the Company and by each Person which hereafter becomes a Subsidiary of the Company, pursuant to one or more mortgages or deeds of trust substantially in the form of Exhibit
                                                                      -------
     1(d)(ii) attached hereto (each a "Mortgage" and collectively, the
     --------
     "Mortgages") or leasehold mortgages or leasehold deeds of trust in form and substance satisfactory to the Required Holders of the Senior Notes (each, a "Leasehold Mortgage" and collectively, the "Leasehold Mortgages").

          The Note Guarantees, Security Agreements, Dominican Republic Security Instruments, Mortgages and Leasehold Mortgages, together with any and all other agreements, documents and instruments heretofore or hereafter securing the Notes and/or any other obligations of the Company and/or any Subsidiaries of the Company under the Operative Documents, as amended, modified or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Security Documents" and each, individually, as a "Security Document". All personal property, fixtures, capital stock and real estate described in the foregoing clauses (i), (ii) and (iii) of this section 1(d), together with any additions thereto and replacements and proceeds thereof, all as further described in any of the Security Documents, are sometimes hereinafter referred to collectively as the "Collateral".

          (e) The Securities are to be issued under this Agreement and separate Securities Purchase Agreements (such agreements, as amended from time to time, the "Other Securities Purchase Agreements") identical herewith (except as to the name and address of each of the other purchasers) being entered into concurrently by the Company with each of the other purchasers (the "Other Purchasers") named in Schedule I attached
                                                        ----------
     hereto. The issue of Securities to you and the issues of Securities to each of the Other Purchasers are separate transactions and you shall not be liable or responsible for the acts or defaults of the Other Purchasers.

2.   Sale and Purchase of Securities.  The Company will issue and sell to you
     -------------------------------
and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, you will purchase from the Company, at the Closing, as specified in section 3, such Securities as are specified on that portion of
Schedule I attached hereto as is applicable to you and are to be issued and
- ----------
sold at the Closing.  The purchase price of (a) the Senior Fixed Rate Notes and
                                             -
the Subordinated Notes shall be 100% of the principal amount thereof, (b) the
                                                                       -
Purchased Preferred Shares shall be $1,000 per share, and (c) the Purchased Common Shares shall be $0.33265 per share. The Warrants shall be issued for no additional consideration. The Senior Revolving Credit Notes, in an aggregate principal amount of $1,500,000, will be issued at the Closing against the disbursement of the Revolving Credit Loans to be made at the Closing, if any, (provided that the Company shall have specified the aggregate amount of such
- ---------
Revolving Credit Loans in an Officers' Certificate delivered to you not less than three Business Days prior to the Closing Date) and against the commitment of the holders thereof under section 12 of this Agreement and the Other Securities Purchase Agreements to make Revolving Credit Loans. The Company, you and each of the Other Purchasers agree that the values ascribed to the Securities (which values shall be used by the Company, you and the Other Purchasers, as well as any subsequent holder of any of the Securities, for all purposes, including the preparation of tax returns) shall be consistent with the foregoing.

3.   Closing.
     -------

          (a) The closing of the sale and purchase of the Securities hereunder (the "Closing") shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on July 29, 1994 (the "Closing Date") not later than 11:00 A.M. Boston time (your reinvestment deadline).

          (b) At the Closing, the Company will deliver to you the Securities to be purchased by you at the Closing against payment of the purchase price thereof (or, in the case of the Senior Revolving Credit Notes issued at the Closing, against disbursement of the Revolving Credit Loans to be made by you at the Closing, if any) to (or for the benefit of) the Company in immediately available funds in accordance with the following instructions:

          Bank: Morgan Guaranty Trust
          ABA No: 021000238
          For Account Number: 00139440 of GTE Control Devices Incorporated

     Delivery of the Securities to be purchased by you shall be made in the form of one or more of each of the Senior Fixed Rate Notes, Senior Revolving Credit Notes, Subordinated Notes, certificates for the Purchased Preferred Shares and for the Purchased Common Shares, and Warrants, in such denominations, amounts or numbers of shares, as the case may be, and in each case, dated and, in the case of each Note, bearing interest from, the Closing Date and registered in such name or names as are specified on
     Schedule I attached hereto.
     ----------

          (c) If at the Closing the Company shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at the Closing any of the conditions specified in section 4 shall not have been fulfilled to your satisfaction or duly waived by you in writing, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

4.   Conditions to Closing.  Your obligation to purchase and pay for the
     ---------------------
Securities to be purchased by you hereunder at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1. Representations and Warranties Correct.  The representations and
          --------------------------------------
warranties made by the Company herein and in the other Operative Documents and otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents shall have been correct when made and shall be correct at and as of the time of the Closing (both before and after giving effect to the transactions consummated at the Closing, including, without limitation, those referred to in section 4.3).

     4.2. Performance; No Default.  The Company shall have performed in all
          -----------------------
material respects all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing, including, without limitation, those referred to in section 4.3, and at the time of the Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     4.3. Related Transactions.
          --------------------

          (a)  Pursuant to and in accordance with the terms of (i) the Asset
                                                                -
     Purchase Agreement dated as of July 6, 1994 by and among GTE Products of Connecticut Corporation, a Connecticut corporation ("GTE Connecticut"), GTE Control Devices Incorporated, a Delaware corporation ("GTE Control"), Dominican Overseas Trading Company, a Delaware corporation ("DOTC" and collectively with GTE Connecticut and GTE Control, the "Sellers" and each individually a "Seller") and the Company (such Asset Purchase Agreement, as the same may be amended from time to time in accordance with this Agreement, the "Acquisition Agreement"), (ii) the Environmental Agreement
                                               --
     dated as of July 6, 1994 by and among the Sellers, GTE Corporation, a New York corporation, and the Company, as amended by an Amendment to Environmental Agreement dated as of July 29, 1994 (such Environmental Agreement, as the same may be amended from time to time in accordance with this Agreement, the "Environmental Agreement"), and (iii) the Control
                                                          ---
     Devices Employee Transfer Agreement dated as of July 6, 1994 by and among the Sellers and the Company (such Employee Transfer Agreement, as the same may be amended from time to time in accordance with this Agreement, the "Employee Transfer Agreement") (the Acquisition Agreement, the Environmental Agreement and the Employee Transfer Agreement and the other agreements, documents and instruments executed in connection therewith, as the same may be amended from time to time in accordance with this Agreement, are sometimes collectively referred to as the "Acquisition Documents"), the Company shall have acquired from Sellers (the "Acquisition") substantially all of the assets of GTE Control and DOTC in the manner set forth in the Acquisition Agreement, the Environmental Agreement and the Employee Transfer Agreement (such assets being hereinafter collectively referred to as the "Acquired Assets") and shall have assumed certain of the liabilities of GTE Controls and DOTC relating to the Acquired Assets (such liabilities being hereinafter collectively referred to as the "Assumed Liabilities"; the Acquired Assets and the Assumed Liabilities are referred to collectively herein as the "Acquired Business") and, except as described in the opinion of counsel of Sommer & Barnard PC delivered to you at Closing, no condition under any of the Acquisition Documents for the benefit of the Company shall have been waived without the written consent of the Required Holders of the Securities.

          (b) The Company shall have paid not more than an aggregate of $19,000,000 (subject to adjustment following the Closing pursuant to section 1.5(b) of the Acquisition Agreement) plus the assumption of the Assumed Liabilities to purchase the Acquired Assets. As payment of a portion of the purchase price of the Acquired Business, the Company shall have issued to GTE Control the Company's 10% Junior Subordinated Promissory Note due July 29, 1999 in the original principal amount of $1,500,000 substantially in the form of Exhibit 4.3(b)(i) attached hereto (the "Seller
                                  -----------------
     Note"). You, the Other Purchasers, the Sellers and the Company shall have entered into a seller note subordination agreement in substantially the form of Exhibit 4.3(b)(ii) attached hereto, subordinating the payment of
             ------------------
     the Seller Note to the prior payment of the Notes on the terms and conditions set forth therein (such seller note subordination agreement, as amended from time to time, the "Seller Note Subordination Agreement").

          (c) The capitalization of the Company shall be in all respects satisfactory to you and, without limiting the generality of the foregoing, shall reflect permanent capital contributions of not less than an aggregate of $2,175,000 made in cash by the HK Investors and the Outside Investors (as such terms are defined in the Buy-Sell Agreement) for the purchase of 1,740 Preferred Shares and 1,307,692.32 Class A Common Shares and of not less than an aggregate of $100,000 made in cash by Messrs. Bruce D. Atkinson and Jeffrey G. Wood for the purchase of 80 Preferred Shares and 256,410.25 Class A Common Shares.

          (d) The amount of closing costs incurred by the Company in connection with the transactions to be consummated on or prior to the Closing, including, without limitation, those referred to in this section 4.3, shall not exceed $500,000 in the aggregate.

          (e) The Company shall have amended its charter such that, on and after the Closing, the provisions of the Company's charter are as set forth in Exhibit 1(a)(iv)(A) attached hereto.
        -------------------

          (f) You, the Company, and each other holder of any outstanding capital stock of the Company shall have entered into a buy-sell agreement substantially in the form of Exhibit 4.3(f) attached hereto (such agreement
                                  --------------
     as amended from time to time in accordance with this Agreement, the "Buy-Sell Agreement") and such agreement shall be in full force and effect.

     4.4. Compliance Certificate.  At the Closing, you shall have received an
          ----------------------
Officers' Certificate, dated the Closing Date, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

     4.5. Security Documents; Collateral.
          ------------------------------

          (a) The Security Documents (other than the Note Guarantees) shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect and all agreements, documents and instruments required to be executed, delivered, filed and/or recorded in connection therewith shall have been so executed, delivered, filed and/or recorded so as to perfect the Liens created by the Security Documents and such Liens shall be subject to no prior Lien except such other Liens as may be permitted under section 14.9 or consented to in writing by the holders of the Senior Notes.

          (b) You and your special counsel shall be satisfied in all respects as to: (i) the insurance coverages (including title insurance) applicable
             -
     to any portion or all of the Collateral; (ii) compliance by the Company
                                               --
     with all laws, statutes, rules and regulations applicable to any portion or all of the Collateral (including those relating to permitting, zoning and/or to environmental matters); (iii) the title to the Collateral (and
                                        ---
     the absence of any Liens, other than those permitted under section 14.9, or any outstanding claims); (iv) the condition and value of the Collateral;
                               --
     (v) the recording, filing, validity, perfection and priority of all Liens
      -
     created by the Security Documents (and the payment of all related fees and taxes) and (vi) the receipt by the Company of all consents of landlords,
                 --
     tenants and subtenants or other parties to any agreement whose consent is or may be necessary in connection with the execution, delivery and performance of any of the Operative Documents.

          (c) In connection with the foregoing, at or prior to the Closing, you shall have received the following items, each of which shall be in form and substance satisfactory to you:

                (i) a certificate or certificates of insurance evidencing the insurance coverages maintained by the Company, which certificates shall name you and each of the Other Purchasers as additional insureds and loss payees, as applicable, and shall demonstrate that the insurance policies evidenced thereby comply with the terms of this Agreement and of the other Operative Documents relating to insurance matters, including, without limitation, section 3(d) of the Security Agreement, section 2.4 of the Mortgage relating to the real property in Standish, Maine (the "Standish Mortgage");

                (ii) a mortgagee's title insurance policy insuring the first priority of the Standish Mortgage, free from all Liens and encumbrances and without exception for (A) filed or unfiled mechanics'
                                                  -
          liens, (B) survey matters and (C) any other matters, except for
                  -                      -
          "Permitted Encumbrances" as defined in the Standish Mortgage, such policy to be issued by a title insurance company satisfactory to you and containing such endorsements and affirmative insurance as you may request;

                (iii) current instrument surveys (with surveyors' certifications) of the "Land" (as defined in the Standish Mortgage);

                (iv) UCC financing statements (naming the Company as debtor and the holders of the Senior Notes as secured parties) in proper form for filing in the offices specified on Exhibit 5.12(a);
                                             ---------------

                (v) lien searches on the Company and the Sellers from the applicable offices in each jurisdiction in which any of the assets and properties of the Company shall be located at or after the Closing, which searches shall not reveal any prior financing statement covering any portion or all of the Collateral (other than financing statements to be terminated at or prior to the Closing).

     4.6. Opinions of Counsel for the Company.  At the Closing, you shall have
          -----------------------------------
received an opinion, dated the Closing Date, from (a) Messrs. Sommer & Barnard,
                                                   -
P.C., counsel for the Company, substantially in the form of Exhibit 4.6(a)
                                                            --------------
attached hereto; (b) Messrs. Verrill & Dana, special Maine counsel for the
                  -
Company, substantially in the form of Exhibit 4.6(b) attached hereto; and (c)
                                      --------------                       -
Messrs. Troncoso & Caceres, special Dominican Republic counsel for the Company, in form and substance reasonably satisfactory to you and the Other Purchasers.

     4.7. Opinions of Your Special Counsels.  At the Closing, you shall have
          ---------------------------------
received an opinion dated the Closing Date, from (a) Messrs. Choate, Hall
                                                  -
& Stewart, your special counsel, substantially in the form of Exhibit 4.7(a)
                                                              --------------
attached hereto; and (b)  Messrs. Russin Vecchi & Heredia Bonetti, your special
                      -
Dominican Republic counsel, in form and substance reasonably satisfactory to you and the Other Purchasers.

     4.8. Certain Additional Documents to be Delivered at or Prior to the
          ---------------------------------------------------------------
 Closing. You shall have received the following items, each of which shall be in
 -------
 form and substance acceptable to you:

          (a) true, correct and complete copies of the agreements, documents and instruments referred to in section 4.3 and of all other related documents;

          (b) copies of each consent, approval or authorization of, and each declaration or filing with, any other Person, including, without limitation, any creditor of or lender to the Company or any of the Sellers and any governmental authority, which is required as a condition precedent to the valid execution, delivery and performance of the Operative Documents, each such consent, approval, authorization, declaration and filing to be unconditional, in full force and effect and not subject to appeal or review;

           (c)   (i) a copy of the Exporter License issued to the Company by the
                  -
     Dominican Export Promotions Center (the "Exporter License") or evidence satisfactory to you that the National Free Zone Council of the Dominican Republic has duly approved the issuance of the Exporter License to the Company by the Dominican Export Promotions Center, and (ii) a copy of the
                                                             --
     Operational License issued by the National Free Zone Council of the Dominican Republic and transferred by GTE Control to the Company (the "Operational License") or evidence satisfactory to you that the National Free Zone Council of the Dominican Republic has duly approved the transfer of the Operational License to the Company by GTE Control;

           (d) a letter from the CUSIP Bureau of Standard & Poor's Corporation assigning private placement numbers to the Securities; and

           (e) a letter, dated the Closing Date, from Hammond, Kennedy, Whitney & Company, Inc. concerning the offering of the Securities issued at the Closing.

     4.9.  Sale of Securities to Other Purchasers.  At the Closing, the Company
           --------------------------------------
shall sell to the Other Purchasers the Securities to be purchased at the Closing by the Other Purchasers pursuant to the Other Securities Purchase Agreements and shall receive payment in full of the purchase price thereof.

     4.10. Legal Investment; Certificate.  At the time of the Closing, your
           -----------------------------
purchase of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which you are subject (without resort to any provision of any such law permitting limited investments by you without restriction as to the character of the particular investment), and you shall, if requested by you, have received an Officers' Certificate, dated the Closing Date, certifying as to such matters as you may request to enable you to determine whether your purchase is so permitted.

     4.11. Sale and Purchase Not Forbidden by Law.  At the time of the Closing,
           --------------------------------------
the offer, issue, sale and delivery by the Company of the Securities to be issued pursuant hereto and your purchase of such securities at the Closing shall not be prohibited by and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any law, statute, rule or regulation.

     4.12. Payment of Transaction Costs.  At the time of the Closing, the
           ----------------------------
Company shall have paid all fees, expenses and disbursements incurred by you at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of your special counsels.

     4.13. Proceedings and Documents.  At the time of the Closing, all corporate
           -------------------------
and other proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsels, and you and your special counsels shall have received all such counterpart originals or certified or other copies of such agreements, documents and instruments as you or they may reasonably request.

5.   Representations and Warranties.  The Company represents and warrants that
     ------------------------------
(immediately after giving effect to the consummation of the transactions contemplated by section 4.3, it being agreed that references to the Company in this section 5 shall be deemed to refer to the Company in its own right and also to the Company as successor in interest to the Sellers as owners/operators of the Acquired Business):

     5.1.  Organization, Standing, etc. of the Company.  The Company is a
           -------------------------------------------
corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted as described in the Disclosure Document referred to in section 5.4, to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents, including, without limitation, (a) the
                                                                         -
offer, issue, sale and delivery of the Securities and (b) the grant of the
                                                       -
Liens created by the Security Documents to which it is (or is to be) a party, and no approval of the stockholders of the Company or any class thereof is required in connection therewith.

     5.2.  Subsidiaries.  The Company has no Subsidiaries (corporate or  other).
           ------------

     5.3.  Qualification.  The Company is duly qualified or licensed to do
           -------------
business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. Without limiting the scope of the preceding sentence, the Company is duly qualified or licensed to do business and is in good standing in each of the State of Maine, the State of Michigan and, except as specified on
Exhibit 5.12(c) attached hereto, the Dominican Republic.
- ---------------

     5.4.  Business, etc.  The Company is engaged in the business of
           --------------
manufacturing, distributing and selling electromechanical circuit protection devices, thermoprotectors, sensors and electro/ceramic current limiters, heaters and resonators for the automotive, appliance and lighting industries, as further described in the Confidential Memorandum dated October 1993, including all exhibits thereto, prepared by Sellers with the assistance of Goldman, Sachs & Co. and Merrill Lynch & Co. (the "Disclosure Document"), a true, correct and complete copy of which has been furnished to you. The Company has acquired title to the Acquired Assets and has assumed the Assumed Liabilities in accordance with the Acquisition Documents.

     5.5.  Capital Stock.
           -------------

           (a)  The authorized capital stock of the Company consists of: (i)
                                                                          -
     1,000,000 Preferred Shares and (ii) 18,000,000 Common Shares, of which (A)
                                     --                                      -
     10,000,000 are Class A Common Shares, no par value (the "Class A Common Shares"), (B) 4,000,000 are Class B Series 1 Common Shares, no par value
                -
     (the "Class B Series 1 Common Shares"), and (C) 4,000,000 are Class B
                                                  -
     Series 2 Common Shares, no par value (the "Class B Series 2 Common Shares"). After consummation of the transactions contemplated hereby, including, without limitation, the issuance of the Purchased Preferred Shares, the Purchased Common Shares and Warrants to you and the Other Purchasers, (i) 1,564,102.57 Class A Common Shares, 435,897.43 Class B Series 1 Common Shares, and 2,400 Preferred Shares will be issued and outstanding, and (ii) (x) 999,999.99 Class B Series 2 Common Shares will
                       --
     be reserved for issuance upon conversion of a like number of Class B Series 1 Common Shares or for issuance upon exercise of the Warrants, (y) 564,102.56 Class B Series 1 Common Shares will be initially reserved for issuance upon exercise of the Warrants, and (z) 999,999.99 Class A Common Shares will be initially reserved for issuance upon conversion of the Class B Series 1 Common Shares and Class B Series 2 Common Shares or for issuance upon exercise of the Warrants. All of the outstanding shares of capital stock of the Company are, and all Purchased Preferred Shares and Purchased Common Shares and any Common Shares issued upon exercise of the Warrants in accordance with the terms thereof will be, validly issued, fully paid and non-assessable and not subject to preemptive rights on the part of the holders of any securities of the Company, and all such shares have been (or will have been) offered, issued and sold by the Company in compliance with all applicable laws. The Common Shares and Preferred Shares outstanding on the date hereof, after giving effect to the issuance of the Purchased Common Shares and Purchased Preferred Shares pursuant hereto and pursuant to the Other Securities Purchase Agreements, are owned of record and beneficially and free of any Lien (other than restrictions on transfer pursuant to the Buy-Sell Agreement) by the Persons (and in the amounts) set forth on Exhibit 5.5 attached hereto. You have good title to the Purchased
              -----------
     Common Shares, Purchased Preferred Shares and Warrants issued to you pursuant to this Agreement, free and clear of any Lien (other than any Lien which may have been granted by you), proxy, voting agreement, voting trust or similar agreement or restriction, except as provided in the Buy-Sell Agreement.

           (b) Except as set forth on Exhibit 5.5 attached hereto and in the
                                      -----------
     Buy-Sell Agreement and the Designation of Preferred Shares and except for the Warrants: (i) there are no outstanding rights, options, warrants or
                    -
     agreements for the purchase from, or sale or issuance by, the Company of any capital stock or securities convertible into or exercisable or exchangeable for such stock; (ii) there are no agreements on the part
                                   --
     of the Company to issue, sell or distribute any securities or any assets of the Company (other than sales of inventory in the ordinary course of business); (iii) the Company has no obligation (contingent or
                 ---
     otherwise) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to (A) any preemptive or
                           --                            -
     similar right with respect to the issuance of any securities of the Company except pursuant to section 13(b) of this Agreement and the Other Securities Purchase Agreements or (B) any rights with respect to the registration of any securities of the Company under the Securities Act except pursuant to section 11 of this Agreement and the Other Securities Purchase Agreements.

     5.6.  Financial Statements.
           --------------------

           (a) You have been furnished with the financial statements and/or information referred to on Exhibit 5.6 attached hereto. Except as set forth
                                -----------
     on such Exhibit 5.6, such financial statements are complete and correct in
             -----------
     all material respects (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. Except as set forth on such Exhibit 5.6, the balance sheets referred to on
                                 -----------
     such Exhibit 5.6 (together with the pertinent notes thereto, if any)
          -----------
     present fairly in all material respects the financial position of the Person(s) purported to be covered thereby as at the respective dates indicated, and in each case reflect all material liabilities, contingent or other, at such dates, required by generally accepted accounting principles to be reflected therein, and, except as set forth on such Exhibit 5.6,
                                                               -----------
     the statements of operations referred to on such Exhibit 5.6 present fairly
                                                      -----------
     in all material respects the results of operations of the Person(s) purported to be covered thereby for the respective periods indicated in conformity with generally accepted accounting principles (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments).

           (b) The Company has furnished to you certain projected financial information, true, correct and complete copies of which are included in the Disclosure Document. Such projections were prepared in good faith, are based upon assumptions that the Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent the Company's best estimate of the future financial performance of the Company. The Company does not presently anticipate any material deviation from such projections and the Company reasonably believes that the results of operations reflected therein are attainable.

     5.7.  Changes; Solvency, etc.
           ----------------------

           (a)  Since June 30, 1994: (i) there has been no change in the assets,
                                      -
     liabilities or financial condition of the Company (as acquiror to the Acquired Business) other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse; and (ii) no
                   --
     condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

           (b) The Company is and, after giving effect to the transactions contemplated by the Operative Documents, will be Solvent.

     5.8.  Tax Returns and Payments.  The Company has filed all tax returns
           ------------------------
required by law to be filed and has paid all taxes, assessments and other governmental charges levied upon any of its properties, assets, income, franchises or sales other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in section 14.2(a). The Company has not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements of the Company in respect of taxes for all fiscal periods are adequate in the opinion of the Company, and the Company knows of no unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

     5.9.  Funded Debt, Current Debt, Liens, Investments, Transactions with
           ----------------------------------------------------------------
Affiliates and Leases.  Exhibit 5.9 attached hereto correctly describes:
- ---------------------   -----------

           (a) all Funded Debt and/or Current Debt of the Company to be outstanding immediately following the Closing, in each case in which the outstanding principal amount thereof exceeds $250,000, and/or all agreements pursuant to which the Company has the right to incur the same in each case in which the principal amount thereof could exceed $250,000, and identifies any collateral which secures (or will secure) the same;

           (b) all Liens to which any of the properties and assets of the Company will be subject immediately following the Closing (other than (i)
                                                                            -
     those arising under the Security Documents and (ii) those of the character
                                                     --
     described in section 14.9(a)(ii));

           (c) all Investments (and all agreements and commitments to make Investments) of the Company to be owned or held (or in effect) immediately following the Closing, in any case in which the aggregate amount of such Investment exceeds (or pursuant to any such agreement or commitment will exceed) $250,000 (other than Investments of the character described in clauses (a) through (f), inclusive, of the definition of Permitted Investments);

           (d) all transactions with Affiliates of the Company involving $250,000 or more which were consummated during the 12-month period ended on the Closing Date or which the Company is now obligated or now intends to consummate at any time in the future, other than any such transaction consummated or to be consummated in the ordinary course of business and on arm's-length terms; and

           (e) each lease (specifying which are Long-Term Leases), other than Capital Leases, under which the Company is lessee or sublessee and is or shall be obligated to pay $50,000 or more during any period of twelve consecutive months, and, with respect to each such lease, the name of the lessor, the lessee or sublessee, the property leased, the annual Rental Obligations payable thereunder and the term thereof.

     5.10. Title to Properties; Liens; Leases.  The Company has good and
           ----------------------------------
marketable title to all of its properties and assets, including, without limitation, the Acquired Assets and the properties and assets reflected in the Sellers' Statements of Net Assets To Be Sold and Net Working Capital as of December 31, 1993, referred to on Exhibit 5.6 attached hereto, except
                                  -----------
properties and assets disposed of since such date in the ordinary course of business. None of such properties or assets is subject to any Lien, except those (a) arising under the Security Documents, (b) of the character described
       -                                         -
in section 14.9(a)(ii) and (c) those described on Exhibit 5.9 attached hereto.
                            -                     -----------
The Company enjoys peaceful and undisturbed possession under all material leases under which it operates, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any unusual or burdensome provision, which, in either case, has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The only leases of real property are the leases of the Company for the premises located at Commerce Park South, Dearborn, Michigan, Steep Falls, Maine and Parque Industrial Itabo, Haina, Dominican Republic. There are no tenants or subtenants of any real property owned (or leased) by the Company.

     5.11. Litigation, etc.  There is no action, proceeding or investigation
           ----------------
pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) which questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.12. Valid and Binding Obligations; Compliance with Other Instruments,
           -----------------------------------------------------------------
Borrowing Restrictions, etc.
- ---------------------------

           (a) This Agreement has been duly authorized by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. Each of the other Operative Documents to which the Company is (or is to be) a party has been duly authorized by the Company and, when executed and delivered, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms. The provisions of the Security Documents are effective to create in favor of and for the benefit of the holders of the Senior Notes and the other Secured Obligations (as defined in the Security Documents) legal, valid and enforceable Liens in and on all of the right, title and interest of the Company in the Collateral. At the Closing, by virtue of the recording and filing of the Standish Mortgage, the Dominican Republic Security Instruments, financing statements and other instruments specified on Exhibit 5.12(a)
                                                             ---------------
     attached hereto in the applicable offices listed on such exhibit, all of which recordings and filings will have been made and will be in full force and effect at or prior to the Closing, there shall have been created in favor of such holders fully perfected first and prior Liens in and on all right, title and interest of the Company in the Collateral, subject to no other Liens or claims of any other Person other than those permitted under section 14.9. No other filing or action is required in order to perfect such Liens.

           (b) The Company is not in violation of or in default under any term of its charter, by-laws or other organizational document, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to the Company or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

           (c)  Except as set forth on Exhibit 5.12(c) attached hereto, the
                                       ---------------
     execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of the Company or to terminate any material lease or agreement of the Company pursuant to, or result in the creation of any Lien (other than the Liens created by the Security Documents) upon any of the properties or assets of the Company pursuant to, any term of the charter, by-laws or other organizational document of the Company or of any agreement, document, instrument (including, without limitation, any agreement, document or instrument evidencing, securing and/or relating to any Funded Debt and/or Current Debt of the Company), judgment, decree, order, law, statute, rule or regulation applicable to the Company or any of its properties and assets.

           (d) Without limiting the generality of the foregoing and except as disclosed on Exhibit 5.12(d) hereto, the Company is in compliance with (and
                  ---------------
     has not received any notice to the contrary) and, to the Company's knowledge, there is no likelihood of any liability of or any judgment, decree or order binding upon or applicable to the Company or any of its properties or assets under or on account of:

                (i) any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (A) the generation,
                                                              -
           manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance, or (B) any other act,
                          -
           omission or condition affecting or involving the environment or air or water pollution or soil or groundwater contamination; and/or

                (ii) any regulation, requirement and/or policy promulgated by the U.S. Occupational Safety and Health Administration (or any other analogous governmental authority of any other jurisdiction);

     except where, under clauses (i) and/or (ii), the same has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. In connection with any of the matters cited above in this section 5.12(d), except as disclosed on Exhibit 5.12(d) hereto, no action has been
                                     ---------------
     taken, nor has any action been omitted to be taken, nor has any notice been received, by the Company or any of its predecessors in interest (including any of the Sellers) or, to the best knowledge of the Company, by any other Person, and no condition exists which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

           (e) The Company is not a party to or bound by or subject to any charter, by-law or other organizational document, or any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (i), except for the Seller Note and the Seller Note
                 -
     Subordination Agreement, which restricts its right or ability to incur Funded Debt or Current Debt; (ii) under the terms of or pursuant to which
                                   --
     its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents is in any way restricted; (iii),
                                                                     ---
     except for the Seller Note, the Seller Note Subordination Agreement and the Designation of Preferred Shares, which restricts its right or ability to pay dividends and/or to make any other distributions in respect of its capital stock, to mortgage or dispose of its properties, to make Investments or capital expenditures, to enter into and perform leases and/or to pay executive compensation, or (iv) which has resulted in, or
                                               --
     could reasonably be expected to result in, a Material Adverse Change.

           (f) The Company anticipates that future expenditures required by or required to comply with the provisions of, any judgment, decree, order, law, statute, rule or regulation will not be so burdensome as to result in any Material Adverse Change.

     5.13. ERISA.
           -----

           (a) Each Employee Benefit Plan is in compliance with the applicable provisions of ERISA and the Code, except for any noncompliance which has not resulted in, and could not reasonably be expected to result in, a Material Adverse Change. No Termination Event has occurred or is reasonably expected to occur, nor does any condition exist nor has any event occurred that could reasonably be expected to result in any Termination Event, which in any such case has resulted in, or could reasonably be expected to result in, a Material Adverse Change. If any Employee Benefit Plan were terminated, neither the Company nor any ERISA Affiliate would incur any liability which could reasonably be expected to result in a Material Adverse Change. No Pension Plan which is subject to section 302 of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in such sections), whether or not waived, as of the end of the most recent fiscal year of such plan ended prior to the date hereof. No Employee Benefit Plan provides death or medical benefits (including insured benefits) to employees beyond their retirement or other termination of service, except death or medical benefits required by law or death benefits under a plan qualified under section 401(a) of the Code or death benefits under a deferred compensation arrangement accrued as liabilities on the books of the Company or an ERISA Affiliate.

           (b) The Company and its ERISA Affiliates have made all required contributions to Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred, nor would reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan. To the best of the Company's knowledge, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

           (c) Neither the Company, nor any ERISA Affiliate, nor any Person entitled to indemnification or reimbursement from the Company or any ERISA Affiliate with respect to an Employee Benefit Plan or a Pension Plan, has engaged in any transaction or conduct that could reasonably be expected to, directly or indirectly, result in any material liability to the Company pursuant to section 409, 502(c)(2), 502(i) or 4069 of ERISA or section 4971, 4975, 4976 or 4980B of the Code.

           (d)  Based upon your representations and warranties set forth in section 27(b), the consummation of the transactions contemplated by the Operative Documents will not result in any prohibited transaction described in section 406 of ERISA or section 4975 of the Code for which an exemption is not available.

           (e) No employee benefit plan or related trust maintained by the Company or any ERISA Affiliate maintains any contract with you or any of the Other Purchasers under which any assets of any such plan or trust are currently managed or invested by you or any of the Other Purchasers (insofar as any such Person is an insurance company).

     5.14.    Consents, etc.  Except as set forth on Exhibit 5.12(c) attached
              -------------                          ---------------
hereto, no consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any creditor of or lender to the Company and any governmental authority) is required as a condition precedent to the valid creation, execution, delivery and performance of and the consummation of the transactions
contemplated by the Operative Documents (including, without limitation, (a) the
                                                                         -
valid offer, issue, sale and delivery of the Securities and (b) the valid
                                                             -
creation, grant and perfection of the Liens created by the Security Documents) and/or the exercise by any holder of any Securities of any of its rights under the Operative Documents or otherwise in respect of the Securities, other than the filing and recording of the Security Documents and/or related financing statements and instruments specified on Exhibit 5.12(a) attached hereto, all of
                                        ---------------
which filings and recordings have been made (or will have been made on or before the Closing). Without limiting the generality of the foregoing, no filing under the Clayton Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, each as in effect on the date hereof, is required in connection with the Acquisition, and no notice or payments to employees is required under The Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)2101 et. seq., in
                                                              --  ---
connection with the Acquisition.

     5.15. Proprietary Rights.  The Company has all Proprietary Rights as are
           ------------------
adequate in the opinion of the Company for the conduct of its business as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right is in full force and effect, and the Company has fulfilled and performed all of its material obligations with respect thereto. No default in the performance or observance by the Company of its obligations thereunder has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Proprietary Right or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.16. Offer of Securities.  Neither the Company nor any Person acting  on
           -------------------
its behalf has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than you, the Other Purchasers and not more than ten other institutional investors, and solely with respect to Preferred Shares and Common Shares eighty individuals, each of whom the Company reasonably believes was an "accredited investor" as defined in Regulation D under the Securities Act. Neither the Company nor any Person acting on its behalf has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws.

     5.17. Government Regulation.  The Company is not subject to regulation
           ---------------------
under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Interstate Commerce Act or any other law, statute, rule or regulation which regulates the incurrence of Indebtedness by the Company.

     5.18. Regulation G, etc.  The Company does not own, will not use all or
           -----------------
any part of the proceeds of the sale of the Securities to acquire, and has no intention of acquiring, any "margin stock" within the meaning of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). None of the proceeds of the Securities will be used directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of said Regulation G or cause this Agreement or any of the other Operative Documents to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System, or the Exchange Act.

     5.19. Foreign Credit Restraints.  Neither the consummation nor performance
           -------------------------
of the transactions contemplated by the Operative Documents nor the use of the proceeds of the sale of the Securities nor any activity now conducted or proposed to be conducted by the Company will violate any provision of any applicable law, statute, rule, regulation, decree or order of, or any restriction imposed by, the United States of America or any other applicable domestic or foreign jurisdiction, including without limitation the Dominican Republic, or any authorized official, board, department, instrumentality or agency thereof, relating to the control of foreign or overseas lending, investment or business.

     5.20. Investment Bankers, etc.  Neither the Company nor any Person acting
           -----------------------
on its behalf has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents, other than Robert Smaha and Decision Development Group, and neither the Company nor any other Person acting on its behalf is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions, other than a fee to Robert Smaha and Decision Development Group, which fee is the obligation solely of the Company.

     5.21. Disclosure.  Neither this Agreement nor any of the other Operative
           ----------
Documents nor any other document, certificate or written statement furnished to you by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents (including, without limitation, the Disclosure Document), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Company (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the other documents, certificates and written statements referred to above in this section 5.21.

     5.22. Franchises, Licenses, etc.  Except as disclosed on Exhibit 5.12(c)
           -------------------------                          ---------------
attached hereto, the Company validly holds all certificates of public convenience and necessity, franchises, licenses, permits and authorizations, including, without limitation, the Exporter

License and the Operational License, from each governmental authority, free from unduly burdensome restrictions or conditions of an unusual character, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets or for the conduct of its businesses, as now conducted and now proposed to be conducted as described in the Disclosure Document, and the Company is not in violation of any term or provision thereof in any respect which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. So far as the Company can now foresee, each of the same will be renewed or replaced at or prior to the expiration thereof so as to avoid any Material Adverse Change.

     5.23. Labor Relations; Suppliers and Customers.
           ----------------------------------------

           (a) No dispute or controversy involving employees of the Company has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company does not anticipate that its relationships with its unions, if any, or its employees will result in, or are reasonably likely to result in, any Material Adverse Change. The Company is not in violation of any law, statute, rule or regulation relating to non-discrimination in employment, the payment of wages or any other employee or workplace matter which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

           (b) The relationships with the suppliers to and customers of the Company are satisfactory commercial working relationships and, during the 12-month period ended on the Closing Date, no such supplier or customer has cancelled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Company, in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Company is not aware of, nor has any of them received any notice concerning, any plan or intention of any such supplier or customer to take any such action.

     5.24. Voting Provisions.  Neither the charter (other than Article III
           -----------------
Section C, clause (d), Section D, clause (d) and Section F(2), clauses (a) and
(e)), the bylaws nor any other agreement, document or instrument binding on or applicable to the Company or the holders of its capital stock, contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the Board of Directors or the holders of the capital stock of the Company than that which would apply in the absence of such provision.

     5.25. Additional Representations and Warranties.  The representations  and
           -----------------------------------------
warranties made or to be made by the Company or any of the Sellers in the Acquisition Documents or in any of the other agreements, documents and/or instruments referred to in section 4.3 and in any other agreement, document or instrument delivered pursuant to the terms thereof are, and when made will be, true and correct in all material respects. You are entitled to rely upon such representations and warranties to the same extent as if fully set forth in this section 5. The Company will give prompt written notice to each holder of the Securities of any claim for indemnification or any notice of any breach given or received by the Company pursuant to any of those agreements, documents or instruments.

6.   Use of Proceeds.
     ---------------

           (a) The proceeds of the sale of the Securities will be used on the Closing Date to make the payments to the Persons and for the purposes specified on Exhibit 6 attached hereto and any remaining balance of such
                  ---------
     proceeds will be used for general corporate purposes. The proceeds of the Revolving Credit Loans made after the Closing will be used for working capital purposes.

           (b) The Company will not, and will not permit any Subsidiary to, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of (i) Regulation G or any other regulation of
                                     -
     the Board of Governors of the Federal Reserve System, or the Exchange Act or (ii) any other applicable law, statute, regulation, rule, order or
         --
     restriction.

7.   Financial Statements and Information.  The Company will furnish to you in
     ------------------------------------
duplicate, so long as you shall be obligated to purchase Securities hereunder or shall hold any of the Securities, and to each other institutional holder from time to time of the Securities:

           (a)  as soon as available and in any event within (i) 30 days after
                                                              -
     the end of each monthly accounting period and (ii) 45 days after the end of
                                                    --
     each quarterly accounting period in each fiscal year of the Company (other than the last quarterly accounting period of each such fiscal year), the consolidated and, if the Company has any Subsidiaries, consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and, if the Company has any Subsidiaries, consolidating statements of operations, retained earnings and cash flows for such period and for the portion of such fiscal year ended on the last day of such period, in each case for periods commencing on and after August 1, 1995, setting forth in comparative form the corresponding figures for the same period and portion of the next preceding fiscal year of the Company and its Subsidiaries, all in reasonable detail and certified by the chief financial officer of the Company to be true and correct in all material respects and to have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes), subject to normal year-end and audit adjustments;

           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, the consolidated and, if the Company has any Subsidiaries, consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and, if the Company has any Subsidiaries, consolidating statements of operations, retained earnings and cash flows for such year, in each case commencing with the fiscal year ending

     July 31, 1996 setting forth in comparative form the corresponding figures for the next preceding fiscal year of the Company and its Subsidiaries, all in reasonable detail and accompanied by the unqualified report on such consolidated financial statements of the Company and its Subsidiaries of Flackman, Goodman & Potter or other accountants of recognized national standing selected by the Company and satisfactory to the Required Holders of each class of Securities, which report shall (i) state that the audit of
                                                      -
     such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion, (ii) contain the other statements required from
                               --
     time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters) and (iii) include the opinion of such accountants that such consolidated
          ---
     financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, in conformity with generally accepted accounting principles;

           (c) together with each delivery of financial statements pursuant to sections 7(a)(ii) and 7(b), an Officers' Certificate which shall:

                (i) state that the signers are familiar with the terms of the Operative Documents and with the transactions and condition of the Company and its Subsidiaries during the fiscal period covered by such financial statements, and that, after due inquiry, the signers do not have knowledge of the existence, during such period or as at the date of such Officers' Certificate, of (A) any Change of Control, (B) any
                                              -                          -
           "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Company or any of its Subsidiaries or (C) any
                                                                   -
           Default or Event of Default, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto;

                (ii) set forth in reasonable detail (with all computations made in determining the same) the amount available at the end of such fiscal period for Restricted Payments under section 14.6;

                (iii) show in reasonable detail all computations required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of sections 14.5, 14.6, 14.7, 14.8, 14.11, 14.14(c) and 14.15, including, without limitation, computations of the following items for such fiscal period or as at the last day of such fiscal period, as applicable: Consolidated Adjusted Net Income, Consolidated Capitalization, Consolidated Current Assets, Consolidated Current Debt, Consolidated Current Liabilities, Consolidated Net Income, Consolidated Net Worth, Consolidated Total Assets, Consolidated Total Debt, Pro Forma Fixed Charges and Rental Obligations;

                (iv) if there shall exist any Subsidiary of the Company as of the date of such Officers' Certificate which did not exist as of the date of the last Officers' Certificate delivered pursuant to this section 7(c), specify with respect to each such Subsidiary the information called for by Exhibit 7(c)(iv) with respect to each such
                                     ----------------
           Subsidiary and contain a brief description of the nature of each such
           Subsidiary's business and certify that each such new Subsidiary is a party to all Security Documents to which it is required to be a party pursuant to section 14.20; and

                (v) include a discussion of any significant variations from the projected results of operations and/or financial condition for such period as set forth in the budget for such period delivered pursuant to section 7(j).

           (d) together with each delivery of financial statements pursuant to section 7(b), separate reports of the accountants reporting on such financial statements which shall:

               (i) state that their audit in connection with such financial statements has been made in accordance with generally accepted auditing standards, and provide negative assurance relative to compliance with the applicable covenants of the Operative Documents as they relate to accounting matters;

               (ii) state whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of (A) any
                                                                         -
           Change of Control (as defined in section 9.7), (B) any "reportable
                                                           -
           condition" in the internal control structure of the Company or any of its Subsidiaries or (C) any Default or Event of Default insofar as
                                -
           such Default or Event of Default relates to accounting matters and, if their examination has disclosed such a condition or event, specifying in reasonable detail the nature and period of existence thereof;
               (iii) state that each holder of the Securities may rely upon the report of such accountants referred to in section 7(b); and

               (iv) provide negative assurance relative to compliance with the requirements, insofar as they relate to accounting matters, specified in the Officers' Certificates delivered in connection with the quarterly financial statements pursuant to section 7(c) for the quarterly accounting periods in such fiscal year, based upon their audit;

           (e) as promptly as practicable (but in any event not later than five days) after receipt thereof, copies of all reports or written comments (including, without limitation, audit reports, so-called management letters and any other reports or communications with respect to the internal control structure of the Company or any of its Subsidiaries) submitted to the Company or any of its Subsidiaries by independent accountants or other management consultants in connection with each annual, interim or special audit in respect of the financial statements or the accounts or the financial or accounting systems or controls of the Company or any Subsidiary of the Company;

           (f) at such time as any securities of the Company or any Subsidiary of the Company are publicly held, as promptly as practicable (but in any event not later than five days) after the same are available, copies of (i)
                                                                              -
     all material press releases issued by the Company or any Subsidiary of the Company, and all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or as any Subsidiary of the Company shall send or make available generally to its stockholders other than the Company and (ii) all
                                                                         --
     periodic and special reports, documents and registration statements (other than on Form S-8) which the Company or any Subsidiary of the Company furnishes or files, or any officer or director or stockholder of the Company or any of its Subsidiaries furnishes or files with respect to the Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange (including, without limitation, reports on Schedules 13D under Section 13 of the Exchange Act and Forms 3, 4 and 5 under Section 16 of the Exchange Act, to the extent furnished or available to the Company);

           (g) as promptly as practicable (but in any event not later than five days) after any executive officer of the Company or any of its Subsidiaries obtains knowledge of the occurrence of any condition or event which would render inaccurate the representations and warranties contained in section
     5.13 if such representations and warranties were being made immediately after the happening of such condition or event, an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, and, when known, any action taken and/or proposed to be taken by the Internal Revenue Service, the PBGC or any other governmental agency with respect thereto;

           (h) as promptly as practicable (but in any event not later than five days) after any executive officer of the Company or any of its Subsidiaries obtains knowledge of the occurrence of any Default or Event of Default, an Officers'

     Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

           (i) as promptly as practicable (but in any event not later than five days) after any executive officer of the Company or any of its Subsidiaries obtains knowledge of the occurrence of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officers' Certificate specifying in reasonable detail the nature and period of existence of such condition or event, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

           (j) as promptly as practicable (but in any event not later than 30 days) prior to the end of each fiscal year of the Company, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated consolidated and, if the Company has any Subsidiaries, consolidating balance sheets and statements of income, retained earnings and cash flows) and, promptly upon preparation thereof, any other significant budgets which the Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets;

           (k) as promptly as practicable (but in any event not later than five days) after the occurrence of any condemnation, taking or destruction of or damage to (whether or not covered by insurance) any of the Collateral having a value in excess of $250,000, an Officers' Certificate specifying in reasonable detail the nature of such event, what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

           (l) as promptly as practicable (but in any event not later than five days) after receipt thereof, copies of all notices and communications, including without limitation, claims for indemnification, given or received by the Company under the Acquisition Documents;

           (m) such other material information relating to the Company and/or any of its Subsidiaries as shall be furnished to any bank, financial institution or other Person to which the Company or any of its Subsidiaries is indebted for borrowed money (other than information relating solely to collateral for such Indebtedness); and

           (n) such other information as from time to time may reasonably be requested.

     The Company will keep at its principal executive office a true copy of each of the Operative Documents and each other agreement pursuant to which the Company or any of its Subsidiaries has borrowed money or issued securities (or has the right or obligation to do the same) as at the time in effect, including all exhibits thereto and all amendments, supplements, waivers and consents in respect thereof, and will furnish copies thereof to, and will cause the same to be available for inspection at such office during normal business hours by, any institutional holder of a Security.

8.   Inspection.  The Company will permit any Person designated by any
     ----------
institutional holder of any of the Securities on reasonable notice and at such holder's expense (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Company's expense), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine its and their books and records (and to make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with and to be advised as to the same by, its and their officers, consultants, counsel and accountants, all at such reasonable times and intervals as such holder may desire.

9.   Prepayment of Notes.
     -------------------

     9.1.  Required Annual Prepayment Without Premium of Senior Fixed Rate
           ---------------------------------------------------------------
 Notes. In addition to paying the entire outstanding principal amount and the
 -----
interest due on the Senior Fixed Rate Notes on the maturity date thereof, on each July 31, commencing July 31, 1996, until the Senior Fixed Rate Notes have been paid in full, the Company will prepay without premium a principal amount of the Senior Fixed Rate Notes applicable in accordance with the following table (or such lesser principal amount thereof as shall then be outstanding):

================================================================================
                      Principal Amount                   Principal Amount
  Prepayment Date      to be Prepaid    Prepayment Date   to be Prepaid
- -------------------------------------------------------------------------
   July 31, 1996        $500,000          July 31, 2000    $1,000,000
   July 31, 1997        $500,000          July 31, 2001    $1,500,000
   July 31, 1998        $750,000          July 31, 2002    $1,500,000
   July 31, 1999        $750,000          July 31, 2003    $2,000,000
================================================================================

No partial prepayment of the Senior Fixed Rate Notes pursuant to section 9.2, 9.5, 9.6, 9.7 or 9.8 or any other provision of this Agreement shall alter the obligation of the Company to make the required prepayments provided for in this section 9.1.

     9.2.  Optional Annual Prepayment Without Premium of Senior Fixed Rate
           ---------------------------------------------------------------
Notes. On any July 31, when a prepayment is made on the Senior Fixed Rate Notes
- -----
pursuant to section 9.1, the Company may, at its option, upon notice as set forth in section 9.10, prepay without premium a principal amount of the Senior Fixed Rate Notes (in an integral multiple of $50,000 and a minimum of $100,000 or such lesser principal amount thereof as shall then be outstanding) not exceeding the principal amount of the Senior Fixed Rate Notes being prepaid on such date pursuant to section 9.1, provided that the aggregate principal amount of the Senior Fixed Rate Notes
     --------
prepaid pursuant to this section 9.2 shall not exceed $2,625,000. The right to make any particular optional prepayment under this section 9.2 shall not be cumulative and, if and to the extent not exercised on any such July 31, the right to make such prepayment shall lapse; provided that such lapse shall not
                                           --------
affect the right of the Company to make subsequent prepayments in accordance with the terms hereof. Any partial prepayment of Senior Fixed Rate Notes pursuant to this section 9.2 shall be applied to the payment of installments of principal of the Senior Fixed Rate Notes in inverse order of maturity.

     9.3.  Required Annual Prepayment Without Premium of Subordinated Notes.
           ----------------------------------------------------------------
In addition to paying the entire outstanding principal amount and the interest due on the Subordinated Notes on the maturity date thereof, on each July 31, commencing July 31, 2000, until the Subordinated Notes have been paid in full, the Company will prepay without premium $900,000 in principal amount of the Subordinated Notes (or such lesser principal amount thereof as shall then be outstanding). No partial prepayment of the Subordinated Notes pursuant to section 9.4, 9.5, 9.6 or 9.7 or any other provision of this Agreement shall alter the obligation of the Company to make the required prepayments provided for in this section 9.3.

     9.4.  Optional Annual Prepayment Without Premium of Subordinated Notes.
           ----------------------------------------------------------------
On any July 31, when a prepayment is made on the Subordinated Notes pursuant to section 9.3, the Company may, at its option, upon notice as set forth in section 9.10, prepay without premium a principal amount of the Subordinated Notes (in an integral multiple of $50,000 and a minimum of $100,000 or such lesser principal amount thereof as shall then be outstanding) not exceeding the principal amount of the Subordinated Notes being prepaid on such date pursuant to section 9.3, provided that (a) the aggregate principal amount of the Subordinated Notes
- --------       -
prepaid pursuant to this section 9.4 shall not exceed $1,125,000 and (b) no
                                                                      -
prepayment of Subordinated Notes may be made pursuant to this section 9.4 unless there shall have been pro rata prepayments (based on the original aggregate
                      --- ----
principal amount) of the Senior Fixed Rate Notes pursuant to sections 9.2, 9.5 and/or 9.6 simultaneously with or prior to such prepayment of Subordinated Notes. Each notice of a prepayment under this section 9.4 shall be accompanied by an Officers' Certificate certifying and demonstrating that this section 9.4 is being complied with in connection with such prepayment. The right to make any particular optional prepayment under this section 9.4 shall not be cumulative and, if and to the extent not exercised on any such July 31, the right to make such prepayment shall lapse; provided that such lapse shall not affect the right
                             --------
of the Company to make subsequent prepayments in accordance with the terms hereof. Any partial prepayment of Subordinated Notes pursuant to this section
9.4 shall be applied to the payment of installments of principal of the Subordinated Notes in inverse order of maturity.

     9.5.  Optional Prepayment Without Premium of Senior Fixed Rate Notes
           --------------------------------------------------------------
and/or Subordinated Notes with the Proceeds of Certain Public Offerings.  At
- -----------------------------------------------------------------------
any time or from
time to time, the Company may, at its option, upon notice as set forth in section 9.10, prepay all or any part (in an integral multiple of $50,000 and a minimum of $100,000 or such lesser principal amount thereof as shall then be outstanding) of the Senior Fixed Rate Notes and/or the Subordinated Notes from the net proceeds received by the Company from the contemporaneous sale to the public of Common Shares or any of its Preferred Stock pursuant to a registration statement filed by the Company with the Commission under the Securities Act; provided that no prepayment of Subordinated Notes may be made pursuant to this
- --------
section 9.5 unless there shall have been pro rata prepayments (based on the
                                         --- ----
original aggregate principal amount) of the Senior Fixed Rate Notes pursuant to this section 9.5 and/or section 9.6 simultaneously with such prepayment of Subordinated Notes. Each notice of a prepayment under this section 9.5 shall be accompanied by an Officers' Certificate certifying and demonstrating that this section 9.5 is being complied with in connection with such prepayment and specifying the source or sources of funds to be used for such prepayment. Any partial prepayment of Notes pursuant to this section 9.5 shall be applied to the payment of installments of principal on such Notes in inverse order of maturity.

     9.6.  Optional Semi-Annual Prepayment With Premium of Senior Fixed Rate
           -----------------------------------------------------------------
Notes and/or Subordinated Notes.  On any January 31 or July 31, the Company
- -------------------------------
may, at its option, upon notice as set forth in section 9.10, prepay all or any part (in an integral multiple of $50,000 and a minimum of $100,000 or such lesser principal amount thereof as shall then be outstanding) of the Senior Fixed Rate Notes and/or the Subordinated Notes, upon the concurrent payment of an amount equal to the Make Whole Amount; provided that no prepayment of
                                          --------
Subordinated Notes may be made pursuant to this section 9.6 unless there shall have been pro rata prepayments of the Senior Fixed Rate Notes pursuant to
          --- ----
section 9.5 and/or this section 9.6 simultaneously with such prepayment of Subordinated Notes. Any partial prepayment of Notes pursuant to this section
9.6 shall be applied to the payment of installments of principal on such Notes in inverse order of maturity.

     9.7.  Prepayment Without Premium of Notes at the Option of Holders of
           ---------------------------------------------------------------
such Notes or at the Option of the Company upon a Change of Control.
- -------------------------------------------------------------------

           (a) If any Change of Control is to occur, then not less than 30 days nor more than 90 days prior to the occurrence of such Change of Control, the Company will notify each holder of any Notes (including, for purposes of section 12.8, each holder of any Senior Revolving Credit Notes) of such pending Change of Control and the date upon which it is scheduled to occur. If the Required Holders of any class of Notes then outstanding furnish a written request for prepayment to the Company (in accordance with section
     24) not more than 30 days after receipt by such holders of such notice of such Change of Control from the Company, the Company will prepay without premium all (but not less than all) of the Notes of such class then outstanding. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Company and the Required Holders of each such class of Notes being prepaid agree to a different date, and no prepayment requested pursuant to this section 9.7(a) shall be due unless the Change of Control shall occur.

           (b)  On the date of any Change of Control, provided such Change of
                                                      --------
     Control has resulted directly from a sale of not less than 51% of the outstanding Common Shares of the Company or a sale or other disposition of all or substantially all of the assets of the Company, the Company may, at its option, upon notice as set forth in section 9.10, prepay without premium all (but not less than all) of the Notes then outstanding.

           (c) In the event the Company fails to deliver to each holder of any Notes the notice of a pending Change of Control as required by section 9.7(a), any holder of a Note may, upon obtaining knowledge of a pending or completed Change of Control, notify the Company of such Change of Control, whereupon the Company shall, and any holder of a Note may, promptly notify each other holder of any Notes (including, for purposes of section 12.8, each holder of any Senior Revolving Credit Notes) of such pending or completed Change of Control and the date upon which it is scheduled to occur or did occur. If any holder of a Note furnishes a written request for prepayment to the Company (in accordance with section 24) not more than 60 days after receipt by such holder of such notice of such Change of Control from the Company, the Company will prepay without premium the principal amount of the Notes specified in such request. Each such prepayment shall occur (x) in the case of a pending Change of Control, on the date on which
            -
     such Change of Control occurs and (y) in the case of a completed Change of
                                        -
     Control, on the 30th day after such written request is so given by any such holder, unless the Company and such holder agree to a different date. Timely and complete compliance by the Company with the provisions of this section 9.7(c) shall relieve the Company of its obligations under section 9.7(a) and shall be deemed to cure any Default or Event of Default resulting from the Company's failure to fulfill its obligations under section 9.7(a). Any partial prepayment of Notes pursuant to this section
     9.7 shall be applied to the payment of installments of principal on such Notes in inverse order of maturity.

           (d) For purposes of this section 9.7, the term "Change of Control"
                                                           -----------------
     shall mean (i) the sale of more than 50% of the outstanding Common Shares
                 -
     of the Company in a single transaction (other that a sale of securities registered under the Securities Act), (ii) the four principals (Ralph R.
                                            --
     Whitney, Jr., John M. Ramey, Forrest E. Crisman, Jr. and Glenn Scolnik) of Hammond, Kennedy, Whitney & Company, Inc. ("Hammond, Kennedy"), members of their immediate families and trusts established for the benefit of any members of their immediate families owning less than the Required Percentage (as defined below) of the Common Shares of the Company which such principals owned on the Closing Date as set forth on Exhibit 5.5
                                                               -----------
     attached hereto, or (iii) the persons who comprise the Board of Directors
                          ---
     of the Company on August 31, 1994 (the Original Directors"), any persons nominated, appointed or elected by a majority of the Original Directors to fill any vacancies on the Board of Directors of the Company, and any persons approved in writing by all of the principals of Hammond, Kennedy to fill any vacancies on the Board of Directors of the Company comprising less than a majority of the members of the Board of Directors of the Company. For purposes of this section 9.7, "Required Percentage" shall mean 80% until the Seller Note has been paid in full and 60% thereafter.

           (e) Each notice from the Company pursuant to this section 9.7 shall make explicit reference to this section 9.7 and shall state that the right of the Required Holders of the Notes then outstanding to require prepayment thereof and of the Company to prepay such Notes must be exercised within 60 days of the receipt of such notice.

           (f) For purposes of this section 9.7, beneficial ownership shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

     9.8.  Required Prepayment Without Premium of Senior Fixed Rate Notes on
           -----------------------------------------------------------------
Account of Damage, Destruction or Taking and from Proceeds of Title Insurance.
- -----------------------------------------------------------------------------
Unless otherwise directed by the Required Holders of the Senior Fixed Rate Notes, all (a) insurance proceeds on account of damage to or destruction of the
            -
Collateral or any part thereof or awards or compensation on account of any condemnation, taking or purchase in lieu thereof of the Collateral or any part thereof and (b) proceeds of title insurance received on account of any loss
             -
with respect to the Collateral or any part thereof, which, in the case of clauses (a) and (b) above, are received at a time when no Event of Default shall have occurred and be continuing and which are to be applied to the prepayment of the Secured Obligations (as defined in the Security Documents) pursuant to the terms of the Security Documents, including, without limitation, section 2.6 of the Standish Mortgage and section 3(d) of the Security Agreements, shall be applied (after payment of all related costs and expenses incurred by the holders of the Secured Obligations) to the prepayment without premium of an aggregate principal amount of the Senior Fixed Rate Notes equal to the aggregate amount of such proceeds. Any partial prepayment of the Senior Fixed Rate Notes pursuant to this section 9.8 shall be applied to the payment of installments of principal of the Senior Fixed Rate Notes in inverse order of maturity.

     9.9.  Allocation of Partial Prepayments of Notes.  In the case of each
           ------------------------------------------
partial prepayment of the Senior Fixed Rate Notes or the Subordinated Notes under this section 9, the principal amount of the class of Notes to be prepaid shall be allocated among all of the Notes of such class at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

     9.10. Notice of Optional Prepayments of Notes.  In the case of each
           ---------------------------------------
prepayment under this section 9 (other than prepayments under section 9.1, 9.3 or 9.7(a)), the Company shall give written notice thereof to each holder of any class of Notes being prepaid not less than 30 (10 in the case of prepayments under section 9.8) nor more than 60 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for
                                                 -
prepayment; (b) the aggregate principal amount of each class of Notes to be
             -
prepaid on such date; and (c) the aggregate principal amount of each class of
                           -
Notes held by such holder to be prepaid on such date and the amount of accrued interest and, in the case of a prepayment pursuant to section 9.6, an estimation of the premium, if any, to be paid to such holder on such date (together with the calculation of such premium, which calculation shall be satisfactory to each holder of the Notes to be prepaid pursuant to section 9.6).

     9.11. Maturity; Accrued Interest; Surrender, etc. of Notes.  In the
           ----------------------------------------------------
case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Company at the Company's principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     9.12. Purchase of Notes.  The Company will not, and will not permit any
           -----------------
Affiliate of the Company to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes of any class except (a) by way of payment or prepayment in accordance with the
                  -
provisions of the Notes and this Agreement, (b) pursuant to any identical offer
                                             -
made by the Company or such Affiliate pro rata and on the same terms to each
                                      --- ----
holder of the Notes of such class at the time outstanding, or (c) pursuant to
                                                               -
section 2.2 of the Warrants in the event the holder of any Warrant applies any portion of the principal of or interest on any Subordinated Note held by such holder to the payment of all or a portion of the exercise price of such Warrant. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. If the holders of more than 50% of the principal amount of the Notes of such class then outstanding accept such offer, the Company shall promptly notify the remaining holders of such class of such fact and the expiration date for the acceptance by holders of such Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 days from its receipt of such notice to accept such offer.

     9.13. Payment on Non-Business Days.  If any amount hereunder or under
           ----------------------------
the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

     9.14. Application of Subordinated Notes in Satisfaction of Exercise
           -------------------------------------------------------------
Price of Warrants.  In the event that any holder of any Subordinated Notes
- -----------------
shall apply all or a
portion of the principal amount of such Subordinated Notes in satisfaction (in whole or in part) of the payment of the Exercise Price (as defined in the Warrants), any partial application of the principal amount of any such Note shall be applied to the payment of installments of principal due thereunder in the inverse order of maturity.

10.  Subordination of Subordinated Notes.
     -----------------------------------

     10.1.  Certain Definitions.  As used in this section 10, the following
            -------------------
terms have the following respective meanings:

            (a)  "Bankruptcy Code" shall mean 11 U.S.C. (S) 101 et seq., as
                  ---------- ----                               -- ---
     from time to time hereafter amended, and any successor or similar statute.

            (b)  "Permissible Securities" shall mean securities the payment of
                  ----------- ----------
     which is subordinated, at least to the extent provided in this section 10 with respect to the Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and all securities issued in exchange therefor.

            (c)  "Subordinated Indebtedness" shall mean the principal amount of
                  ------------ ------------
     the Indebtedness evidenced by the Subordinated Notes, together with any interest or premium due thereon and, to the extent applicable solely to the Subordinated Notes, any other amount (including any fee or expense) due thereon or payable with respect thereto, including any such amounts payable by any Subsidiary of the Company pursuant to any Note Guarantee or other agreement.

            (d)  "Superior Indebtedness" shall mean the principal amount of any
                  -------- ------------
     Indebtedness of the Company and its Subsidiaries for borrowed money evidenced by the Senior Fixed Rate Notes or the Senior Revolving Credit Notes, including amounts payable by any Subsidiary of the Company pursuant to any Note guarantee or other agreement, (as such Senior Fixed Rate Notes and Senior Revolving Credit Notes shall be amended from time to time, provided, however, that (i) in no event may the Senior Fixed Rate Notes be
     --------  -------
     amended to authorize any increase in the aggregate principal amount of the Senior Fixed Rate Notes, as such aggregate principal amount may have been reduced, and (ii) in no event may the Senior Revolving Credit Notes be amended to authorize any increase in the aggregate principal amount of the Senior Revolving Credit Notes), and any renewal, extension, refinancing or refunding thereof, now or hereafter outstanding, together with any interest (including any interest accruing after the commencement of any action or proceeding by or against the Company under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Company or its Subsidiaries in such proceeding), premium or any other amount (including any fee or expense) due thereon or payable with respect thereto.

     10.2.  Subordinated Indebtedness Subordinated to Superior Indebtedness;
            ----------------------------------------------------------------
No Amendments; No Security.
- --------------------------

            (a) The Company for itself and its successors and assigns and for each of its Subsidiaries and their respective successors and assigns, covenants and agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have covenanted and agreed, notwithstanding anything to the contrary in this Agreement, the Subordinated Notes, or any of the other Operative Documents, that the payment of the Subordinated Indebtedness shall be subordinated to the extent and in the manner set forth in this section 10, to the prior payment in full in cash or cash equivalents of all Superior Indebtedness, and that each holder of Superior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed in accordance with the definition of Superior Indebtedness, shall be deemed to have acquired Superior Indebtedness in reliance upon the provisions contained in this section 10. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce the subordination of the Subordinated Indebtedness effected pursuant to this section 10 by any act or failure to act on the part of the Company or any of its Subsidiaries or any Affiliate thereof.

            (b) Neither this section 10 nor any of the terms of the Subordinated Indebtedness relating to the timing or amount of any payment (or prepayment) of the principal of or premium, if any, or interest on the Subordinated Indebtedness, or any other amount (including any fee or expense) due thereon, shall be amended without the prior written consent of the holder or holders of 66 2/3% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

            (c) Unless and until the Superior Indebtedness has been paid in full in cash or cash equivalents, the Company shall not, and shall not permit any of its Subsidiaries to, grant to the holders of the Subordinated Indebtedness any Lien in or on any of the assets of the Company or any of its Subsidiaries to secure the Subordinated Indebtedness, without the prior written consent of the holder or holders of 66 2/3% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

     10.3.  Dissolution, Liquidation, Reorganization, etc.  Upon any payment
            ----------------------------------------------
or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise), then and in any such event:

            (a) the holders of the Superior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in cash or cash equivalents in a manner reasonably satisfactory to the holders of Superior Indebtedness) of all amounts due or to become due on or in respect of all Superior Indebtedness, before any payment or distribution, whether in cash, property or securities (other than Permissible Securities), is made on account of or applied to the Subordinated Indebtedness;

            (b) the Subordinated Indebtedness shall forthwith become due and payable, and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permissible Securities), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this section 10, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full in cash or cash equivalents after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness;

            (c) each holder of the Subordinated Indebtedness at the time outstanding hereby irrevocably authorizes and empowers each holder of the Superior Indebtedness or such holder's representative to collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and, if any holder of Subordinated Indebtedness fails to file a claim at least seven (7) calendar days prior to the date established by rule of law or order of court for such filing, to file and prove (but not to vote) such claims therefor; and

            (d) the holders of the Subordinated Indebtedness shall execute and deliver to the holders of the Superior Indebtedness or their representative or representatives all such further instruments confirming the above authorization and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action, as may be reasonably requested by the holders of the Superior Indebtedness or such representative or representatives, to enforce such claims and to carry out the purposes of this section 10.

    Upon any payment or distribution of assets of the Company referred to in this section 10, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any such payment or distribution to such holders, for the purpose of ascertaining the Persons entitled to participate therein, the holders of the Superior Indebtedness, the then outstanding principal amount of the Superior Indebtedness and any and all amounts payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 10.

     10.4.  No Payments With Respect to Subordinated Indebtedness in Certain
            ----------------------------------------------------------------
Circumstances.
- -------------

            (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness will accept or receive any payment or distribution (in cash, property or securities (other than Permissible Securities) by set-off or otherwise), direct or indirect, of or on account of all or any portion of any Subordinated Indebtedness if, at the time of such payment or distribution or immediately after giving effect thereto:

                 (i) a default (a "Payment Default") in the payment when due of all or any portion of any Superior Indebtedness shall have occurred, and such Payment Default shall not have been cured or waived in writing by the requisite holder or holders of such Superior Indebtedness; or

                 (ii)  all of the following four conditions shall exist:

                       (A) an Event of Default, other than a Payment Default, shall have occurred with respect to any Superior Indebtedness (a "Covenant Default") which permits the holder or holders thereof to accelerate the maturity thereof (whether immediately or after notice or lapse of time or both);

                       (B) the Company and the holder or holders of Subordinated Indebtedness shall have received written notice (given as provided in section 24) (each a "Subordination Notice") of such Covenant Default from any holder or holders of not less than fifty-one percent in aggregate principal amount of such Superior Indebtedness at the time outstanding, or their representative or representatives (which notice shall state that it is a "Subordination Notice", shall specify the Covenant Default which forms the basis of such notice and shall make explicit reference to the provisions of this section 10.4);

                       (C) such Covenant Default shall not have been cured or waived in writing by the requisite holder or holders of the Superior

                 Indebtedness with respect to which such Covenant Default shall have occurred; and

                       (D) less than 180 days shall have elapsed after the date of receipt by the Company and the holders of the Subordinated Indebtedness of such Subordination Notice (the period during which the restrictions imposed by this subdivision (ii) are in effect being hereinafter referred to as a "Blockage Period");

            provided, however, that, for the purpose of this subdivision (ii),
            --------
            (x) Blockage Periods shall not be in effect for more than an
             -
            aggregate of 180 days during any period of 360 consecutive days, (y)
                                                                              -
            Blockage Periods shall not be in effect
            on more than five occasions, and (z) no facts or circumstances
                                              -
            known to the holders of Superior Indebtedness giving any Subordination Notice and constituting a Covenant Default on the date any Subordination Notice is given may be used as a basis for any subsequent Subordination Notice (unless such Covenant Default is cured or waived in writing for a period of not less than 180 consecutive days).

            (b) The restrictions imposed by section 10.4(a) shall cease to apply and the Company may resume payments in respect of the Subordinated Indebtedness (including any payments which shall not have been made on
                   ---------
     account of the provisions of this section 10, but excluding any payments
                                                       ---------
     which shall have become due upon any acceleration of the maturity of the Subordinated Indebtedness) or any judgment with respect thereto:

                 (i) in the case of a Payment Default, upon a cure or written waiver thereof by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default shall have occurred; or

                 (ii) in the case of a Covenant Default, upon the earlier to occur of (A) the cure or written waiver of such Covenant Default by
                      -
            the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred or (B)
                                                                           -
            the expiration of the Blockage Period of 180 days referred to in section 10.4(a)(ii)(D) or the earlier termination of such Blockage Period by the holder or holders of Superior Indebtedness which delivered the Subordination Notice with respect to such Covenant Default.

            (c)  In the event of either (i) the failure of the Company and its
                                        -
     Subsidiaries to pay any Superior Indebtedness upon the maturity thereof or
     (ii) an acceleration of the maturity of the principal of any Superior Indebtedness in accordance with the terms thereof (which acceleration has not been rescinded or annulled), such Superior Indebtedness shall first be paid in full in cash or cash equivalents (or provision for such payment in cash or cash equivalents shall be made in a manner reasonably satisfactory to the holders of such Superior Indebtedness) before any payment is made on account of or applied on the Subordinated Indebtedness.

            (d) Nothing in this section 10 shall affect or impair the right of any holder of any Subordinated Notes to apply the principal amount of or accrued interest on or other amount payable in respect of any Subordinated Note to the payment of any amount due upon the exercise of any Warrants at any time.

     10.5.  Payments and Distributions Received.  If any payment or
            -----------------------------------
distribution of any kind or character, whether in cash, property or securities (other than Permissible Securities), shall be received by any holder of any of the Subordinated Indebtedness in contravention of this section 10, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amount remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full in cash or cash equivalents after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment or distribution, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

     10.6.  Subrogation.  Subject to the payment in full of all Superior
            -----------
Indebtedness in cash or cash equivalents, in case cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this section 10 to the payment of Superior Indebtedness, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Superior Indebtedness to receive any further payment or distribution in respect of or applicable to the Superior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Superior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this section 10 shall, and no payment over pursuant to the provisions of this section 10 to the holders of Superior Indebtedness by the holders of the Subordinated Indebtedness shall as between the Company, its creditors other than the holders of Superior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of Superior Indebtedness. The provisions of this section 10 are solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness on the one hand and the holders of Superior Indebtedness on the other hand, and no Person is entitled to any third party beneficiary rights or other similar rights on account of or under such provisions.

     10.7.  Notice.  In the event that any Subordinated Indebtedness shall be
            ------
transferred and/or shall become due and payable before the expressed maturity thereof as the result of the occurrence of a default, the Company will give immediate written notice in writing of such happening to each holder of Superior Indebtedness.

     10.8.  Subordination Not Affected, etc.  The terms of this section 10,
            -------------------------------
the subordination effected hereby and the rights created hereby of the holders of the Superior Indebtedness shall not be affected by (a) any amendment or
                                                       -
modification of or supplement to any Superior Indebtedness (or any renewal, extension, refinancing or refunding thereof in accordance with section 14.5) or any agreement, document or instrument relating thereto, in each case to the extent permitted under the definition of Superior Indebtedness, (b) any
                                                                 -
exercise or non-exercise of any right, power or remedy under or in respect of any Superior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto or (c) any waiver,
                                                              -
consent, release, indulgence, delay or other action, inaction or omission, in respect of any Superior Indebtedness (or any security or collateral therefor or guaranty thereof) or pursuant to any agreement, document or instrument relating thereto, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

     10.9.  Obligations Unimpaired.  The provisions of this section 10 are
            ----------------------
solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and, subject to the rights, if any, under this section 10 of the holders of Superior Indebtedness, nothing in this section 10 shall (a) impair as between the Company and the holder of any Subordinated
       -
Indebtedness the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal and interest thereon in accordance with the terms thereof or (b) except as otherwise provided in
                                      -
section 10.14, prevent the holder of any Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law under this Agreement.

     10.10. Permitted Payments.
            ------------------

            (a) Nothing contained in this section 10 shall prevent the Company from making any regularly scheduled payment of interest or principal due on the Subordinated Indebtedness or any prepayment thereof permitted by section 9 hereof, except (i) during the pendency of any dissolution,
                               -
     winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise), or (ii) under the
                                                               --
     circumstances described in section 10.4.

            (b) Nothing contained in this section 10 shall prevent the application by the holder or holders of any Subordinated Indebtedness of any money so received by them from the Company to the payment of or on account of any regularly scheduled payment of interest or principal due on the Subordinated Indebtedness or any prepayment thereof permitted by section 9 hereof, if, at the time of such application, the Company or the holder or holders of Subordinated Indebtedness shall not have received notice prior to such payment that such payment was prohibited by the provisions of this section 10.

            (c) Nothing contained in this section 10.10 shall be deemed to limit any right of any holder of Superior Indebtedness under this section 10 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this section 10.

     10.11. Holders of Subordinated Indebtedness Entitled to Assume Payments
            ----------------------------------------------------------------
Not Prohibited in Absence of Notice.  No holder of Subordinated Indebtedness
- -----------------------------------
shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof (given as provided in section 24) from the Company or from any holder of Superior Indebtedness or any agent or representative thereof. Prior to the receipt of any such notice, each holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Superior Indebtedness under this section 10 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this section 10. Each payment on the Subordinated Indebtedness by the Company shall be deemed to constitute a representation of the Company that such payment is permitted to be paid by the Company under this section 10.

     Each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Superior Indebtedness or to be the agent or representative of any holder of Superior Indebtedness to establish that such notice has been given by any such Person. In the event that such holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any such Person to participate in any payment or distribution pursuant to this section 10, such holder of Subordinated Indebtedness may request such Person to furnish evidence to the reasonable satisfaction of such holder of Subordinated Indebtedness as to any fact pertinent to the rights of such Person under this section 10.

     10.12. References in Subordinated Notes to Terms of Subordination.  The
            ----------------------------------------------------------
Company covenants to cause each Subordinated Note now or hereafter issued to contain a provision in substantially the following form:

            "Payments of principal, premium, if any, and interest on this Note are subordinate, to the extent specified in the Securities

            Purchase Agreement pursuant to which this Note was issued, to Superior Indebtedness (as defined in such Securities Purchase Agreement)."

     10.13. Reinstatement of Terms of Subordination.  Notwithstanding
            ---------------------------------------
anything to the contrary contained herein, the provisions of this section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any holder of Superior Indebtedness in respect of any Superior Indebtedness is rescinded, annulled or must otherwise be restored or returned by any holder of Superior Indebtedness, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any of its Affiliates or any guarantor of all or any part of the Superior Indebtedness or upon the appointment of an intervenor, receiver or conservator of, or trustee or similar official for the Company or any such Affiliate or guarantor or any substantial part of any of their respective properties or assets or otherwise, all as though such payment had not been made.

     10.14. Limitation on Right of Action.  Notwithstanding anything to the
            -----------------------------
contrary contained in this Agreement, the Subordinated Notes or any of the other Operative Documents, the holders of the Subordinated Indebtedness agree that, if any Superior Indebtedness is outstanding, the holders of the Subordinated Indebtedness will not exercise any right or remedy available to them on account of (a) any Default or Event of Default or (b) otherwise at any
                    -                                      -
time at which payments may not be made in respect of the Subordinated Indebtedness under this section 10, unless and until the first to occur of:

     (i) (A) Superior Indebtedness constituting at least fifty-one percent in
      -   -
aggregate principal amount of all Superior Indebtedness at the time outstanding either (x) shall have been accelerated prior to its stated maturity or (y)
        -                                                               -
shall have matured or otherwise become due in accordance with its express terms (including by way of demand) and (B) the holders of such Superior Indebtedness
                                  -
shall have commenced enforcement action in connection therewith;

     (ii) a proceeding under the Bankruptcy Code or any similar state statute
      --
or law (including laws providing for the appointment of a receiver) shall have been commenced by or against the Company by Persons other than the holders of the Subordinated Indebtedness;

     (iii) an Event of Default shall have occurred and shall have continued
      ---
uncured and unwaived for a period of 180 days after the holders of Subordinated Indebtedness shall have given written notice to the Company and the holders of Superior Indebtedness of the occurrence of such Event of Default and of the intent of the holders of Subordinated Indebtedness to pursue their remedies in respect of such Event of Default at the expiration of such 180 day period, provided that in no event shall the holders of Subordinated Indebtedness seek
- --------
to attach or otherwise obtain any lien on any of the assets of the Company or any of its Subsidiaries or to foreclose upon or sell any such assets unless and until the Superior Indebtedness has been paid in full in cash or cash equivalents.

11.  Registration, etc.
     ------------------

     11.1.  Certain Definitions.  As used in this section 11, the following
            -------------------
terms have the following respective meanings:

            (a)  "Holder" and "Holders" shall mean with respect to Purchased
                  ------       -------
     Common Shares or issued Warrant Shares, the registered owner of such securities, and with respect to issuable Warrant Shares, the registered owner of the Warrant, upon exercise of which such Warrant Shares are so issuable.

            (b)  "register", "registered" and "registration" refer to a
                  --------    ----------       ------------
     registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of the Registrable Shares and any amendment filed or required to be filed to permit any such disposition;

            (c)  "qualification" or "compliance" refer to the qualification or
                  -------------      ----------
     compliance of all Registrable Shares included in any registration pursuant to this section 11 under all applicable blue sky or other state securities laws;

            (d)  "Registrable Shares" shall mean any Class A Shares into which
                  ----------- ------
     the Purchased Common Shares and the Warrant Shares are convertible or have been converted and any Warrant Shares which are Class A Shares, except that, as to any particular Registrable Shares, such Class A Shares, once issued, will cease to be Registrable Shares when (i) a registration
                                                       -
     statement covering such Class A Shares has been declared effective and such Class A Shares have been disposed of pursuant to an effective registration statement or (ii) such Class A Shares are sold to the public in accordance
                   --
     with Rule 144 (or any similar provision then in force) under the Securities Act; and

            (e)  "Registration Expenses" shall mean all fees, expenses and
                  ------------ --------
     disbursements related to any registration, qualification or compliance pursuant to this section 11, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the fees, expenses and disbursements of one counsel for the Holders of the Registrable Shares), and expenses of any special audits incident to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

     11.2.  Registration on Request.
            -----------------------

            (a) In case the Company shall receive from one or more Holders of any Registrable Shares a written request or requests that the Company effect any registration, qualification and/or compliance of any Registrable Shares held by (or issuable to) such Holder or Holders, and specifying the intended method of offering, sale and distribution, the Company will:

                 (i) promptly give written notice of the proposed registration, qualification and/or compliance to each other Holder of Registrable Shares; and

                 (ii) as soon as practicable, effect such registration, qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders of any Registrable Shares.

            (b) The obligations of the Company under this section 11.2 are subject to the following qualifications:

                 (i) the Company shall not be obligated to cause any registration statement related to a registration effected pursuant to this section 11.2 to be declared effective prior to the expiration of 90 days after the date upon which the Company's initial public offering of Class A Shares shall have been consummated;

                 (ii) except as provided in section 11.2(b)(v), the Company shall be obligated to effect only two (2) registrations pursuant to this section 11.2 at the request of Holders of Registrable Shares and, in each case, only if it shall have been timely requested by the Holder or Holders of at least 25% in interest of the Registrable Shares then outstanding or issuable.

                 (iii) the Company shall not include in any registration,
            qualification or compliance requested pursuant to this section 11.2 any other securities (including, without limitation, those to be issued by the Company) without the prior written consent of the Holder or Holders of a majority in interest of the Registrable Shares with respect to which a timely request(s) for registration, qualification and/or compliance has been made;

                 (iv) the Company shall pay all Registration Expenses related to any registration, qualification and compliance effected pursuant to this section 11.2; and

                 (v) if, in connection with any registration of Registrable Shares pursuant to this section 11.2, the Holders of Registrable Shares requesting registration are unable for any reason to include in such registration all of the Registrable Shares for which registration has been requested, then the Holder or Holders of the Registrable Shares shall be entitled to an additional registration of Registrable Shares pursuant to this section 11.2 upon the request of Holders of Registrable Securities of at least 25% in interest of the Registrable Shares then outstanding or issuable.

     11.3.  Incidental Registration.
            -----------------------

            (a) If the Company at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its securities (whether in connection with an offering by the Company or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction), then, in each such case (including the Company's initial public offering), the Company will:

                 (i) promptly give written notice of the proposed registration, qualification and/or compliance (which shall include a list of the jurisdictions in which the Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each Holder of any Registrable Shares; and

                 (ii) include among the securities which it then registers or qualifies all Registrable Shares specified by any Holder thereof in a written request or requests, made within 30 days after receipt of such written notice from the Company.

            (b) The obligations of the Company under this section 11.3 are subject to the following qualifications:

                 (i) the Company shall pay all Registration Expenses related to any registration, qualification or compliance effected pursuant to this section 11.3;

                 (ii) if, in connection with any underwritten offering pursuant to this section 11.3, the managing underwriter shall impose a limitation on the number or kind of securities which may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares (which may be none) as is determined in good faith by such managing underwriter, provided that, if any securities are being offered for the account
            --------
            of Persons other than the Company and the Holders of the Registrable Shares, the reduction in the number of Registrable Shares included in such registration shall not represent a greater percentage of the amount of Registrable Shares initially requested to be registered and sold in such registration than the lowest such percentage reduction imposed upon any other Person.

     11.4.  Permitted Registration.  If and to the extent that any Holder or
            ----------------------
Holders of any Registrable Shares shall have, at the time of delivery of the written request referred to in section 11.3, no present intention of selling or distributing such securities, the Company shall be obligated to effect such registration, qualification and/or compliance with respect to such securities of such Holder or Holders only if and to the extent, in each case, that such registration, qualification and/or compliance are at the time permitted by the applicable statutes or rules and regulations thereunder or the practices of the governmental authority concerned.

     11.5.  Registration Procedures.  In the case of each registration,
            -----------------------
qualification and/or compliance contemplated by this section 11, the Company will keep the Holder or Holders of Registrable Shares advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise each such Holder, upon request, of the progress of such proceedings. In addition, the Company will follow procedures customarily observed by issuers in registered public offerings, and accord to the Holder or Holders of Registrable Shares all rights (including, without limitation, the right to perform appropriate "due diligence") customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is an underwritten public offering. At the expense of the Company or of the party or parties bearing the expenses of such registration, qualification and compliance, the Company will (a) keep such registration, qualification and
                              -
compliance current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto, provided that the Company shall not be
                                     --------
obligated to keep any such registration current and effective for more than nine months following the effective date thereof unless such registration was effected by the filing of a Form S-2 or S-3 under the Securities Act, (b) take
                                                                       -
all necessary action under any applicable blue sky or other state securities law to permit such sale and/or distribution, all as requested by such Holders,
(c) comply with applicable requirements of all regulatory entities, including,
 -
without limitation, the National Association of Securities Dealers, Inc., (d)
                                                                           -
furnish each Holder of Registrable Shares included therein such number of registration statements, prospectuses,


supplements, amendments, offering circulars and other documents incident thereto as such Holder from time to time may reasonably request, (e) list all Registrable Shares on each securities exchange on which
          -
shares of the same class are then listed, and (f) furnish (or cause to be
                                               -
furnished) to each Holder of Registrable Shares, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is an underwritten public offering. In addition, in connection with any such registration, qualification or compliance, the Holders of Registrable Shares included therein shall enter into such agreements as are customarily entered into by selling shareholders in secondary distributions.

     11.6.  Indemnification.  Without limiting the generality of section 22,
            ---------------
the Company will indemnify, defend and hold harmless each Holder of Registrable Shares included in any registration, qualification and/or compliance contemplated by this section 11 and each underwriter of such securities, and each Person, if any, who controls each such Holder and underwriter within the meaning of the Securities Act, and their respective directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of the Securities Act or other securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Company will not be liable in any such case to any such
- --------
Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to the Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein. Each Holder of Registrable Shares will, if securities held by such Holder are included in a registration effected pursuant to this section 11, indemnify, defend and hold harmless the Company, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided that the liability of any such Holder under this section 11.6 shall be
- --------
limited to the net sales proceeds actually received by such Holder as a result of the sale by it of securities in such registration.

     11.7.  Restrictions on Other Agreements.  The Company will not grant
            --------------------------------
any right relating to the registration of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this section 11, without the prior written consent of the Holders of at least 66-2/3% of the Registrable Shares then outstanding or issuable.

12.  The Revolving Credit Facility.
     -----------------------------

     12.1.  Certain Definitions.  As used in this section 12, the following
            -------------------
terms have the following respective meanings:

     "Expiration Date" shall have the meaning specified in section 12.2.
      ---------- ----

     "Facility Fee" shall have the meaning specified in section 12.5.
      -------- ---

     "Percentage" of any holder of Senior Revolving Credit Notes, shall mean
      ----------
the percentage specified on that portion of Schedule I attached hereto as is
                                            ----------
applicable to such holder.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the
      --------- ------ ----       --------- ------ -----
respective meanings specified in section 12.2.

     "Total Revolving Commitment" shall have the meaning specified in section
      ----- --------- ----------
12.2.

     12.2.  Revolving Commitment.
            --------------------

            (a) Subject to the terms and conditions hereof, you and the Other Purchasers hereby establish for the benefit of the Company a revolving credit facility pursuant to which the Company may borrow (and repay and reborrow) an aggregate principal amount at any one time outstanding not in excess of $1,500,000 (such commitment as reduced from time to time in accordance with the terms hereof, the "Total Revolving Commitment"). The revolving credit facility established hereunder shall expire on July 29, 1999 (the "Expiration Date"). At any time or from time to time on or after the Closing and prior to the Expiration Date, subject to the limitations set forth in section 12.2(b), the

     Company may borrow (and repay and reborrow) from each Holder of Senior Revolving Credit Notes an aggregate principal amount not in excess of such Holder's Percentage of the Total Revolving Commitment. Each such borrowing (a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") shall (i) bear interest, payable monthly in arrears, at a per annum rate
            -
     equal to 1.50% above the Prime Rate (as defined in the Senior Revolving Credit Notes) as in effect from time to time and (ii) be made pro rata from
                                                       --          --- ----

     the holders of the Senior Revolving Credit Notes in accordance with their respective Percentages of the Total Revolving Commitment.

            (b) The Revolving Credit Loans shall be made in such amount (in an integral multiple of $50,000 and a minimum of $100,000 or such lesser amount as may be equal to the then unused portion of the Total Revolving Commitment) and on such date as the Company shall specify in an Officers' Certificate substantially in the form of Exhibit 12.2(b) attached hereto
                                              ---------------
     delivered to the holders of the Senior Revolving Credit Notes in accordance with the provisions of section 24 not less than three Business Days nor more than ten Business Days prior to the date so specified, provided that
                                                                 --------
     (i) no holder of any Senior Revolving Credit Notes shall be obligated to
      -
     make more than two Revolving Credit Loans during any calendar month and
     (ii) during each period of 12 consecutive calendar months commencing with
      --
     the Closing Date, there shall be a period of at least 60 consecutive days during each day of which period there shall be no Revolving Credit Loans outstanding and each such 60-day period shall be separated by an interval of not less than 90 days.

            (c) The Revolving Credit Loans shall be made by transfer of immediately available funds to an account of the Company in accordance with the written instructions of the Company set forth in the Officers' Certificate referred to in section 12.2(b).

     12.3.  Prepayments of the Senior Revolving Credit Notes.  In addition to
            ------------------------------------------------
paying the entire outstanding principal amount and the interest due on the Senior Revolving Credit Notes on the Expiration Date, at any time or from time to time after the Closing and prior to the Expiration Date, the Company may, at its option, upon notice as set forth in section 12.6, prepay without premium all or any part (in an integral multiple of $50,000 and a minimum of $100,000 or such lesser amount as shall then be outstanding) of the Senior Revolving Credit Notes; provided that the Company may not make more than two such
              --------
prepayments during any calendar month. Any prepayment in connection with a reduction or termination of the Total Revolving Commitment pursuant to section
12.4 shall be made together with accrued interest on the amount prepaid to the date of such prepayment. If at any time the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Total Revolving Commitment, the Company will immediately prepay the Senior Revolving Credit Notes, without premium, in an amount equal to such excess, together with accrued interest thereon.

     12.4.  Permanent Reduction or Termination of Total Revolving Commitment.
            ----------------------------------------------------------------
At any time or from time to time after the Closing and prior to the Expiration Date, the Company may, at its option, upon notice as set forth in section 12.6, permanently reduce (in an integral multiple of $50,000 and a minimum of $100,000) or permanently terminate the Total Revolving Commitment, upon the concurrent payment of an amount equal to the Facility Fee (as hereinafter defined) on the reduced or terminated portion of the Total Revolving Commitment accrued to the date of such reduction or termination; provided that the Company
                                                      --------
may not make more than one such reduction during any calendar month.

     12.5.  Facility Fee.  The Company shall pay to the holders of the Senior
            ------------
Revolving Credit Notes a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Expiration Date, or the earlier date of the termination of the Total Revolving Commitment, equal to 1/2 of 1% per annum (computed on the basis of a 360-day year of twelve 30-day months) of the average daily unused portion of the Total Revolving Commitment. The portion of the Facility Fee payable to each holder of Senior Revolving Credit Notes shall be an amount equal to such holder's Percentage of the Facility Fee. The Facility Fee shall be payable quarterly in arrears on the last day of each January, April, July and October of each year, commencing October 31, 1994 and, as set forth in section 12.4, upon any permanent reduction or permanent termination of the Total Revolving Commitment. On the date of each payment of the Facility Fee, the Company shall furnish to each holder of Senior Revolving Credit Notes an Officers' Certificate setting forth in reasonable detail the computation of the amount thereof and of the portion thereof payable to such holder.

     12.6.  Notice of Prepayments, Reductions or Terminations.  In the case
            -------------------------------------------------
of each prepayment of the Senior Revolving Credit Notes under section 12.3 and each permanent reduction or permanent termination of the Total Revolving Commitment under section 12.4, the Company shall give notice thereof to each holder of the Senior Revolving Credit Notes not less than three Business Days nor more than ten Business Days prior to the date fixed for such prepayment, reduction or termination. Each such notice shall set forth: (a) the date
                                                               -
fixed for prepayment, reduction or  termination, as applicable; (b) in the case
                                                                 -
of any prepayment, (i) the aggregate principal amount of the Revolving Credit
                    -
Loans to be prepaid on such date and (ii) the aggregate principal amount of the
                                      --
Revolving Credit Loans owing to such holder to be prepaid on such date; (c) in
                                                                         -
the case of any such reduction of the Total Revolving Commitment, the amount of the Total Revolving Commitment and such holder's Percentage thereof (in each case expressed in dollars) after giving effect to such reduction and (d) in the
                                                                      -
case of any reduction or termination of the Total Revolving Commitment, (i) the
                                                                         -
aggregate amount of the Facility Fee and accrued interest due and payable in connection therewith and (ii) the amount of the Facility Fee and accrued
                          --
interest to be paid to such holder in connection therewith.

     12.7.  Pro Rata Treatment.  Each payment and prepayment of the principal
            ------------------
of the Senior Revolving Credit Notes and each permanent reduction of the Total Revolving

Commitment shall be made pro rata among the holders of the Senior Revolving
                         --- ----
Credit Notes based upon their respective Percentages.

     12.8.  Permanent Termination of the Total Revolving Commitment Upon the
            ----------------------------------------------------------------
Occurrence of an Event of Default or a Change of Control.
- --------------------------------------------------------

            (a) In addition to the rights of the holders of the Senior Revolving Credit Notes set forth in section 16, upon the occurrence of an Event of Default of the character described in subdivisions (a), (b), (c),
     (d), (h), (i), (j), (k) or (l) of section 16.1 and at the option of the holder or holders of 25% or more in aggregate principal amount of all Senior Revolving Credit Notes at the time outstanding (excluding any Senior Revolving Credit Notes at the time owned by the Company or any Affiliate of the Company), exercised by written notice to the Company, the Total Revolving Commitment may be permanently terminated whereupon all Revolving Credit Loans, and interest accrued thereon, and the accrued but unpaid Facility Fee shall become immediately due and payable. Upon the occurrence of an Event of Default of the character described in subdivisions (e), (f) or (g) of section 16.1, the Total Revolving Commitment shall forthwith terminate without notice of any kind, which is hereby expressly waived by the Company, whereupon all Revolving Credit Loans, and interest accrued thereon, and the accrued but unpaid Facility Fee shall become immediately due and payable.

            (b) Upon the occurrence of a Change of Control and at the option of the Required Holders of all Senior Revolving Credit Notes at the time outstanding (excluding any Senior Revolving Credit Notes at the time owned by the Company or any Affiliate of the Company), exercised by written notice to the Company, the Total Revolving Commitment may be permanently terminated whereupon all Revolving Credit Loans, and interest accrued thereon, and the accrued but unpaid Facility Fee shall become immediately due and payable, provided that the Senior Fixed Rate Notes and the Subordinated Notes are also being prepaid in full at such time.

     12.9.  Books and Records.  The holders of the Senior Revolving Credit
            -----------------
Notes are hereby irrevocably authorized by the Company to maintain records evidencing the dates and the amounts of the Revolving Credit Loans and of each payment and prepayment made by the Company with respect thereto (whether in respect of the principal thereof and/or the interest or fees accrued thereon) and the applicable rate or rates and amounts of interest and Facility Fees accrued thereon and of all other related transactions. In the absence of manifest error, such records shall constitute final, binding and conclusive evidence of the same. No failure on the part of any holder of the Senior Revolving Credit Notes to maintain any such records shall in any way affect any Revolving Credit Loan made by such holder or the rights or obligations of such holder or of the Company with respect thereto. Each holder of the Senior Revolving Credit Notes shall, upon request (but not more frequently than once during any period of 30 consecutive days), furnish to the Company a statement of the amounts and dates of each Revolving Credit Loan made by such holder, the amount of and date on which each payment and prepayment was made in respect thereof and the amount of all interest and Facility Fees accrued thereon. Such statement shall be deemed final, binding and conclusive upon the Company unless the Company notifies such holder in writing of its objection to any portion of such statement within 30 days of the date on which such statement was furnished to the Company.

13.  Board Visitation Rights; Preemptive Rights.
     ------------------------------------------

     (a) You and each other holder of Securities affiliated with or advised by Massachusetts Mutual Life Insurance Company, shall have the right to appoint one representative to represent all of such holders who shall: (i) receive
                                                                -
notice of all meetings (both regular and special) of the Boards of Directors of the Company and its Subsidiaries and each committee of any such board (such notice to be delivered or mailed as specified in section 24 at the same time as notice is given to the members of any such board and/or committee); (ii) be
                                                                     --
entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (iii) receive all notices, information and reports which are
           ---
furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; (iv) be
                                                                  --
entitled to participate in all discussions conducted at such meetings; and (v)
                                                                            -
receive as soon as available (but in any event not later than 30 days after
such meeting) copies of the minutes of all such meetings.   If the Company
and/or any of its Subsidiaries proposes to take any such action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company will give written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action. The Company will furnish such representative with a copy of each such written consent not later than five days after receipt by the Company of the written consent for insertion in the minute books of the Company. The Company will, and will cause each of its Subsidiaries to, comply with all provisions of its by-laws relating to meetings of its board of directors, including, without limitation, those relating to notice and to the time and date of meetings and actions by written consent. Such representative shall have the right (but no obligation) to consult with and advise the management of the Company and its Subsidiaries at any time or from time to time, by telephone or in person, on such matters relating to the operation of the Company and its Subsidiaries as such representative shall deem appropriate. Such representative shall not constitute a member of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The Board of Directors of the Company shall meet not less frequently than once during each fiscal quarter. The Company will pay the reasonable out-of-pocket expenses of such representative incurred in connection with attending such meetings and/or exercising any rights hereunder.

         (b)(i) Except as otherwise provided in section 13(b)(v), if at any time the Company proposes to issue any Equity Securities (as hereinafter defined), then, as a condition precedent thereto, the Company shall afford each of the Institutional Investors (as hereinafter defined) the preemptive rights established in this section 13(b).

            (ii) The Company shall give written notice to each Institutional Investor (a "Notice of Issue") not less than 45 nor more than 60 days prior to any proposed issuance by it of any Equity Securities. Each such Notice of Issue shall:

                 (x)   specify (A) the number and class of Equity Securities
                                -
            which the Company proposes to issue (and all rights, preferences and privileges of such Equity Securities) and (B) the time within which,
                                                       -
            the price per share and all other terms and conditions upon which the Company proposes to issue such Equity Securities;

                 (y) make explicit reference to this section 13(b) and state that the right of each Institutional Investor to purchase Equity Securities under this section 13(b) shall expire unless exercised within 30 days after receipt of such Notice of Issue; and

                 (z) contain an irrevocable offer by the Company to such Institutional Investor to subscribe for the Equity Securities to be issued to the extent provided in section 13(b)(iii).

            (iii) Each Institutional Investor who owns (or has the right to acquire upon exercise of rights, warrants, options or convertible securities) any Equity Securities of a class of Equity Securities specified in the Notice of Issue shall have the right to purchase from the Company (at the price per share and upon the other terms and conditions specified in the Notice of Issue) such number of the Equity Securities of such class as will, after giving effect to the issuance of all of the Equity Securities of such class specified in the Notice of Issue (and assuming that each other Institutional Investor who owns or has the right to acquire any Equity Securities of such class exercises its rights in connection with such issuance under this section 13(b) in full), permit such Institutional Investor to maintain (to the satisfaction of such Institutional Investor) the same relative ownership interest in the Company (on a fully-diluted basis) by virtue of the ownership of or right to acquire ownership of Equity Securities of the applicable class as such Institutional Investor owned or had the right to acquire prior to the consummation of the issuance specified in the Notice of Sale.

            (iv) Each Institutional Investor having any rights under section 13(b)(iii) with respect to the issuance specified in the Notice of Issue must notify the Company, within 30 days after receipt of the Notice of Issue, if such Institutional Investor desires to exercise its rights under this section 13(b). The failure of any Institutional Investor to provide such notice within such 30-day period shall, for the purposes of this section 3(b), be deemed to constitute a waiver by such Institutional Investor of such rights with respect to the issuance specified in the Notice of Issue. The Company will not consummate any issuance of Equity Securities unless each Institutional Investor electing to purchase Equity Securities in accordance with the provisions of this section 13(b) is permitted to purchase such Equity Securities. No Institutional Investor shall be obligated to purchase any Equity Securities pursuant to this section 13(b). Any and all Equity Securities purchased by any Institutional Investor pursuant to this section 13(b) shall be purchased concurrently with or prior to the issuance of Equity Securities by the Company.

            (v) Notwithstanding anything to the contrary contained in this section, no Institutional Investor shall have any rights pursuant to this section 13(b) with respect to an issuance by the Company of (i) any Equity
                                                                  -
     Securities upon the exercise of any of the Warrants or upon the conversion of any Class B Series 1 Common Shares or Class B Series 2 Common Shares into any other series or class of Common Shares, (ii) Common Shares to all
                                                       --
     of the holders of Common Shares as a stock dividend or as a result of any subdivision or combination of the outstanding Common Shares, (iii) shares
                                                                   ---
     of Preferred Stock to all of the holders of Preferred Stock as a stock dividend or as a result of any subdivision or combination of the outstanding shares of Preferred Stock, (iv) any stock options to purchase
                                             --
     Class A Shares granted by the Company to any of its employees pursuant to employee benefit plans approved by the Board of Directors of the Company, provided that the aggregate number of Class A Shares covered by all such
     --------
     stock options shall not exceed 5% of the Common Shares issued and outstanding on a fully-diluted basis on the Closing Date, and (v) the
                                                                    -
     issuance of Class A Shares upon exercise of such employee stock options, provided that the aggregate number of Class A Shares so issued shall not
     --------
     exceed of the Common Shares issued and outstanding on a fully-diluted basis on the Closing Date.

            (vi) As used in this section 13(b), the following terms have the following respective meanings:

                 (x)   "Equity Securities" shall mean any shares of capital
                        ------ ----------
            stock (and any securities convertible into or exercisable or exchangeable for shares of capital stock) of the Company, including, without limitation, any Preferred Shares, any Common Shares and any securities convertible into or exercisable or exchangeable for such securities.

                 (y)   "Institutional Investors" shall mean Massachusetts
                        ------------- ---------
            Mutual Life Insurance Company, MassMutual Corporate Investors, and

            MassMutual Participation Investors, and each other holder from time to time of any of the Purchased Preferred Shares, Purchased Common Shares, Warrants or Warrant Shares, and their respective successors and assigns.

14.  Covenants of the Company.  From and after the date of this Agreement, and
     ------------------------
thereafter so long as any of the Notes shall remain outstanding the Company will duly perform and observe, each and all of the covenants and agreements hereinafter set forth:

     14.1   Books of Record and Account; Reserves.  The Company will, and will
            -------------------------------------
cause each of its Subsidiaries to:

            (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles; and

            (b) set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles in connection with its business.

     14.2.  Payment of Taxes; Corporate Existence; Maintenance of
            -----------------------------------------------------
Properties; Compliance with Laws; Lines of Business; Proprietary Rights.  The
- -----------------------------------------------------------------------
Company will, and will cause each of its Subsidiaries to:

            (a) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that neither the Company nor any of its
                        --------
     Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof shall at
                       -
     the time be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted, (ii) the
                                                                       --
     Company or such Subsidiary, as the case may be, shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by the Company and its independent accountants and (iii) enforcement and foreclosure of
                                          ---
     any Lien securing the same is at all times effectively stayed;

            (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided that
     --------
     nothing in this subdivision (b) shall prevent (i) the abandonment or
                                                    -
     termination of the corporate existence, rights and franchises of any Subsidiary of the Company, or the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction, if, in the reasonable judgment of the Company, such abandonment, termination or withdrawal is in the best interests of the Company and is not disadvantageous in any material respect to the holders of the Notes, or (ii) the consummation of a transaction specifically
                       --
     permitted by sections 14.12, 14.13, 14.14 or 14.15;

            (c) maintain and keep its properties in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements, as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that, subject
                                                         --------
     to the provisions of section 14.12, 14.13, 14.14 or 14.15, nothing in this subdivision (c) shall prevent the Company or any of its Subsidiaries from selling, abandoning or otherwise disposing of any property (including any lease of property) if in the reasonable judgment of the Company the same is no longer used or materially useful in the business of the Company or such Subsidiary;

            (d) comply in all material respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, those relating to hazardous wastes or materials, environmental, safety and other similar standards or controls) and all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due; provided that neither
                                                         --------
     the Company nor any of its Subsidiaries shall be required by reason of this section 14.2(d) to comply therewith at any time while the Company or such Subsidiary shall be contesting its obligation to do so in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by generally accepted accounting principles;

            (e) engage primarily in the business, as now conducted after giving effect to the Acquisition, of manufacturing, distributing and selling electromechanical circuit protection devices, thermoprotectors, sensors and electro/ceramic current limiters, heaters and resonators for the automotive, appliance and lighting industries, substantially in the manner described in the Disclosure Document; and

            (f) possess and maintain all Proprietary Rights necessary to the conduct of its business and own all right, title and interest in and to, or have a valid license for, all Proprietary Rights used by it in the conduct of its business and not take any action, or fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any Proprietary Rights of another Person.

     14.3.  Insurance.  In addition to complying with the requirements of the
            ---------
Security Documents relating to insurance matters, the Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to the properties and business of the Company and its Subsidiaries against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as shall be customary for such Persons and reasonably deemed adequate by the Company, except that the Company or any of its Subsidiaries may effect workers' compensation or similar insurance in respect of operations in any jurisdiction either through an insurance fund operated by such jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws and good business practice.

     14.4.  Limitation on Discount or Sale of Receivables.  The Company will
            ---------------------------------------------
not, and will not permit any Subsidiary of the Company to, directly or indirectly, discount or sell, transfer, assign or otherwise dispose of with recourse or sell, transfer, assign or otherwise dispose of for less than the face value thereof (except to the Company or a Wholly-Owned Subsidiary of the Company) any of its accounts receivable, except that the Company or any Subsidiary of the Company may settle doubtful or contested accounts or sell receivables without recourse in the ordinary course of business.


     14.5.  Limitation on Funded Debt and Current Debt.  The Company will not,
            ------------------------------------------
and will not permit any Subsidiary of the Company to be liable, or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Funded Debt or Current Debt other than:

            (a)  in the case of the Company:

                 (i)   Funded Debt evidenced by the Notes and the Seller Note;
            and

                 (ii) additional unsecured Funded Debt and/or unsecured Current Debt not otherwise permitted under this section 14.5, provided that,
                                                                  --------
            both at the time of and immediately after giving effect to the incurrence thereof and the retirement of any Indebtedness which is concurrently being retired:

                       (A) no Default or Event of Default shall have occurred
                 and be continuing; and


                       (B) Consolidated Total Debt does not exceed 50% of the
                 sum of (1) Consolidated Capitalization and (2) Consolidated
                         -                                   -
                 Current Debt; and

                       (C) the ratio of Consolidated Adjusted Net Income for the
                 four most recently completed fiscal quarters to Pro Forma Fixed Charges is at least 2.0:1.0; and

            (b)  in the case of any Subsidiary of the Company:

                 (i)   Funded Debt evidenced by the Note Guarantees; and

                 (ii) Funded Debt and/or Current Debt owing to the Company or a Wholly-Owned Subsidiary of the Company, provided that such loan was made by the Company or such other Subsidiary of the Company in compliance with section 14.11;

     For the purposes of this section 14.5, if at any time any Person shall become a Subsidiary of the Company, such Subsidiary shall be deemed to have become liable at such time in respect of all Funded Debt and/or Current Debt which such Subsidiary shall have outstanding at such time. The renewal, extension, refinancing or refunding of any Funded Debt and/or Current Debt permitted by this section 14.5 shall constitute the issuance of additional Funded Debt and/or Current Debt, as the case may be, which is, in turn, subject to the limitation of the applicable provisions of this section 14.5.

     The Company will not, and will not permit any Subsidiary of the Company to, become obligated under any Guarantee (other than the Note Guarantees) unless as of the date such Guarantee is entered into or otherwise created, assumed or incurred, (x) the maximum amount which the Company or such Subsidiary may become
           -
obligated to pay thereunder is then known and determined and (y) to the extent
                                                              -
such Guarantee constitutes Funded Debt or Current Debt, such Guarantee may then be entered into or otherwise created, assumed or incurred in compliance with this section 14.5.

     14.6.  Limitation on Restricted Payments; Prepayments on Seller Note.
            -------------------------------------------------------------

            (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Restricted Payment, unless:

                (i)   both at the time of and immediately after giving effect to the proposed Restricted Payment: (A) no Default or Event of Default
                                              -
            shall have occurred and be continuing and (B) Consolidated Net Worth
                                                       -
            shall exceed 50% of Consolidated Capitalization; and

                (ii) on the date of declaration, in the case of any proposed Restricted Payment consisting of a dividend, or on the date of payment or distribution or of commitment therefor, whichever comes first, in the case of any other proposed Restricted Payment (each such date, as the case may be, being herein called the "Computation Date"), and immediately after giving effect thereto, the aggregate amount involved in all Restricted Payments declared, in the case of dividends, and paid or distributed or committed for, in the case of all other Restricted Payments, during the 12-month period to and including the Computation Date does not exceed 50% of Consolidated Net Income for the most recently completed fiscal year of the Company, provided that nothing contained in this section 14.6(a) shall prohibit the Company from paying dividends on the Preferred Shares on the dates and in the amounts required by clause (b) of the Designation of Preferred Shares or from redeeming Preferred Shares at the times and in the number of Preferred Shares required by clauses (d)(ii), (d)(iii) or (d)(iv) of the Designation of Preferred Shares, but all amounts involved in such dividends and redemptions shall be taken into account in subsequent computations of the aggregate amount involved in all Restricted Payments.

            (b) For the purposes of this section 14.6, the amount involved in any Restricted Payment made or committed for in property (other than cash) shall be the greater of (i) the fair market value of such property
                              -
     (determined reasonably and in good faith by the Board of Directors of the Company or by an independent appraiser properly qualified to appraise such property, as evidenced by a certified resolution of such Board of Directors or a written report of such appraiser promptly delivered to the holder or holders of the Notes) and (ii) the net depreciated book value thereof on
                                --
     the books of the Company or the applicable Subsidiary of the Company (determined in accordance with generally accepted accounting principles) on the date such Restricted Payment is made or committed for.

            (c) The Company will not declare any dividend on any of its shares which is payable more than 60 days after the date of the declaration thereof.

            (d) The Company will not permit any of its Subsidiaries to purchase or otherwise acquire or own, or to make any payment in respect of, any shares of the Company, or warrants, rights or options to acquire any such shares, provided that
             --------
     nothing contained in this section 14.6(d) shall prohibit the Company from redeeming Preferred Shares at the times and in the number of Preferred Shares required by clauses (d)(ii), (d)(iii) or (d)(iv) of the Designation of Preferred Shares.

            (e) The Company will not, and will not permit any of its Subsidiaries to (i) be or become bound by or subject to (or permit any of
                      -
     its assets to be or become bound by or subject to) any charter or bylaw provision or any other agreement, document or instrument (including, without limitation, as a result of any amendment, modification or waiver of any term of any agreement, document or instrument evidencing, securing or relating to any Funded Debt and/or Current Debt of the Company or any of its Subsidiaries) or (ii) engage in any transaction or arrangement, if the
                           --
     effect thereof is to (or could reasonably be expected to):

                     (A) limit the amount of, or impose any restriction on the
                declaration, payment or setting aside of funds for the making of, any dividend or other distribution in respect of capital stock by any Subsidiary of the Company which is payable to the Company or to another Subsidiary of the Company;

                     (B) limit the amount of, or impose any restriction on the
                payment of, or setting aside of funds for the making of any payments in respect of any Indebtedness or other obligation which is owed by any Subsidiary of the Company to the Company; or

                     (C) limit the amount of, or impose any restriction on the
                making of, any Investment by any Subsidiary of the Company in or to the Company or another Subsidiary of the Company.

            (f) The Company shall not, and shall not permit any Subsidiary to, make any payment or prepayment in respect of the Seller Note if such payment or prepayment is prohibited by the terms of the Seller Note Subordination Agreement.

     14.7.  Current Ratio.  The Company will at all times keep and maintain
            -------------
Consolidated Current Assets in an amount at least equal to 150% of Consolidated Current Liabilities.

     14.8.  Limitation on Rental Obligations on Long-Term Leases.  The Company
            ----------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or be liable as lessee, sublessee or guarantor with respect to any Long-Term Lease if, immediately after giving effect thereto, Rental Obligations on Long-Term Leases of the Company and its Subsidiaries (on a consolidated basis) during the current or any future period of twelve consecutive months would exceed 3.5% of Consolidated Capitalization as at the last day of the immediately preceding fiscal quarter.

     14.9.  Limitation on Liens.
            -------------------

            (a) The Company will not, and will not permit any Subsidiary of the Company to, create, assume, incur or suffer to exist any Lien in respect of any property of any character (including any interest in property leased as lessee under any Capital Lease) of the Company or any Subsidiary of the Company (whether owned on the date hereof or hereafter acquired) or give its consent to the subordination of any right or claim of the Company or any Subsidiary of the Company to any right or claim of any other Person; provided that there shall be excluded from the operation of this
     --------
     section 14.9:

                (i) Liens securing Indebtedness of any Subsidiary owing to the Company or to a Wholly-Owned Subsidiary of the Company;

                (ii) Liens (other than the Lien created by Section 4068 of ERISA) for taxes or assessments or other governmental charges or levies, to the extent that nonpayment thereof shall be permitted by the proviso in section 14.2(a); pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens or judgments thereunder which are not at the time dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of business to which the Company or a Subsidiary is a party as lessee (to the extent otherwise permitted by the terms of this Agreement); deposits to secure public or statutory obligations of the Company or a Subsidiary; materialmen's, mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business (to the extent that such Liens are not required to be discharged under section 14.2(a)), or deposits to obtain the release of such Liens; deposits to secure or in lieu of surety, appeal or customs bonds to which the Company or a Subsidiary is a party; Liens created by or resulting from any litigation or legal proceeding which is at the time being contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted (to the extent that such Liens are not required to be discharged under section

            14.2(a)); landlord's Liens (imposed by law) under leases to which the Company or a Subsidiary is a party (to the extent otherwise permitted by the terms of this Agreement); building or environmental laws, zoning restrictions, easements, licenses, restrictions on the use of real property or minor defects or irregularities in title thereto which (individually and in the aggregate) do not, in the reasonable good faith judgment of the Board of Directors of the Company, materially impair the use of such property in the operation of the business of the Company or a Subsidiary or the value of such property for the purpose of such business; and other miscellaneous Liens, charges and encumbrances which are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Company and its Subsidiaries and the ownership of its and their property, are not incurred in connection with the borrowing of money or the obtaining of advances or credit and do not in the aggregate materially detract from the value of the property of the Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business;

                (iii)  any Lien existing on the date hereof and referred to on
            Exhibit 5.9 attached hereto;
            -----------

                (iv) the extension, renewal or replacement of any Lien permitted by clause (iii) of this section 14.9(a) which (A) is
                                                                     -
            confined to the same property subject thereto immediately prior to such extension, renewal or replacement, (B) does not secure Funded
                                                     -
            Debt or Current Debt in an aggregate amount greater than the amount so secured immediately prior to such extension, renewal or replacement and (C) only secures Funded Debt and/or Current Debt
                             -
            permitted under section 14.5; and

                (v) any Lien arising under any of the Security Documents.

            (b) The Company will not permit any shares of capital stock or securities of any of its Subsidiaries to be subject to any Lien, other than those arising under the Security Documents.

            (c) The Company will not, and will not permit any other Person to, sign or file in any jurisdiction a financing statement or similar instrument under the Uniform Commercial Code which names the Company or any Subsidiary of the Company as debtor, except, in any such case, a financing statement filed or to be filed to perfect or protect a Lien which the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist under the foregoing provisions of this section 14.9 and other than any financing statement filed as a precautionary notice filing with respect to a lease.

            (d) If the Company shall create, assume or permit to exist any Lien of any kind upon any of its property or assets, or the property or assets of any of its Subsidiaries, whether now owned or hereafter acquired, other than those permitted by the provisions of this section 14.9, it will make or cause to be made effective provision whereby the Senior Notes will be secured equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured, but in no event shall any such provision of security for the Senior Notes cure or be deemed to be a waiver of any violation of or default under the foregoing provisions of this section 14.9.

     14.10. Limitation on Transactions with Affiliates.  The Company will not,
            ------------------------------------------
and will not permit any Subsidiary of the Company to, engage in any transaction with an Affiliate of the Company or of such Subsidiary (other than the Company or a Wholly-Owned Subsidiary of the Company) on terms less favorable to the Company or such Subsidiary in any material respect than would be obtainable at the time in comparable transactions of the Company or such Subsidiary with a Person not such an Affiliate, provided that nothing contained in this section
                              --------
14.10 shall prevent (a) the Company from paying principals of Hammond, Kennedy
                     -
who serve on the Board of Directors of the Company a fee of $15,000 per principal per fiscal year, not to exceed $60,000 in the aggregate in any fiscal year, or (b) the Company from paying management fees to Hammond, Kennedy up to
          -
an aggregate amount in any fiscal year of the Company not to exceed $180,000, provided that (i) no such management fees may be paid during the continuance of
- --------       -
any Event of Default arising under clauses (a), (b), (e), (f) or (g) of section 16.1, and (ii) no such management fees may be paid during the 180 day period
           --
following the occurrence of any Event of Default arising under any other clause of section 16.1 unless such Event of Default is cured or waived prior to the expiration of such 180 day period, provided, further that any management fees
                                   --------  -------
not so paid because of the operation of clause (i) or (ii) of this section 14.10 may be accrued during such period of nonpayment and may be paid at such time as payment is not prohibited by either clause (i) or (ii) of this section 14.10 unless the payment of such accrued fees would result in the occurrence of a Default or Event of Default.

     14.11. Limitation on Investments.  The Company will not, and will not
            -------------------------
permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Investments other than Permitted Investments.

     14.12. Limitation on Issuance of Shares of Subsidiaries; Disposition of
            ----------------------------------------------------------------
Shares and Indebtedness of Subsidiaries.
- ---------------------------------------

            (a) The Company will not permit any Subsidiary of the Company to issue, sell or otherwise dispose of any shares of such Subsidiary or any securities convertible into or exercisable or exchangeable for or carrying rights to subscribe for shares of such Subsidiary, except for the purpose of qualifying directors or except to the Company or to a Wholly-Owned Subsidiary of the Company which is a party to a Note Guarantee and all other applicable Security Documents and all of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes. The Company will not, in any event, permit any Subsidiary of the Company to have outstanding any Preferred Stock, other than Preferred Stock owned by the Company or by such a Wholly-Owned Subsidiary.

            (b) The Company will not sell, transfer or otherwise dispose of any shares of capital stock of any Subsidiary of the Company (except for the purpose of qualifying directors) or any securities convertible into or exercisable or exchangeable for or carrying rights to subscribe for such shares of capital stock or any Indebtedness of any Subsidiary of the Company, or permit any Subsidiary of the Company to sell, transfer or otherwise dispose of (except to the Company or to such a Wholly-Owned Subsidiary or for the purpose of qualifying directors) any shares of capital stock, securities or any Indebtedness of any other Subsidiary of the Company unless such disposition shall be made in compliance with section 14.15, if applicable, and unless each of the following conditions shall be complied with:

                (i) simultaneously with such disposition, all such shares, securities and all Indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary of the Company shall be disposed of as an entirety;

                (ii) the Board of Directors of the Company shall have reasonably determined in good faith, as evidenced by a written resolution thereof promptly delivered to the holders of the Notes, that the retention of such shares, securities and Indebtedness is no longer in the best interests of the Company and the disposition thereof is not disadvantageous in any material respect to the holders of the Notes and that such shares, securities and Indebtedness are being disposed of for fair and adequate cash consideration and on fair and adequate terms;

                (iii) following such disposition, the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                (iv) both at the time of and immediately after giving effect to such disposition, no Default or Event of Default shall have occurred and be continuing.

     14.13. Limitation on Subsidiary's Consolidation, Merger or Disposition of
            ------------------------------------------------------------------
Property.
- --------

            (a) The Company will not permit any Subsidiary of the Company to consolidate with or merge into any other Person other than the Company or a Wholly-Owned Subsidiary of the Company which is a party to a Note Guarantee and all other applicable Security Documents and all of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes.

            (b) The Company will not permit any Subsidiary to sell, lease or otherwise dispose of its properties as an entirety or substantially as an entirety, in one transaction or a series of transactions (except to the Company or to a Wholly-Owned Subsidiary which is a party to a Note Guarantee and all other applicable Security Documents and all of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes), unless (i)
                                                                           -
     both at the time of and immediately after giving effect to such disposition no Default or Event of Default shall have occurred and be continuing, (ii)
                                                                            --
     such disposition shall be made in compliance with section 14.15, if applicable, and (iii) each of the following conditions shall be complied
                      ---
     with:

                     (A) the Board of Directors of the Company shall have
                reasonably determined in good faith, as evidenced by a written resolution thereof promptly delivered to the holder or holders of the Notes, that the retention of such properties is no longer in the best interests of the Company and the disposition thereof is not disadvantageous in any material respect to the holders of the Notes and that such properties are disposed of for fair and adequate cash consideration and on fair and adequate terms; and

                     (B) if such properties shall include any shares, securities or any Indebtedness of any other Subsidiary or of the Company, the disposition thereof shall have been made in compliance with section 14.12.

     14.14. Limitation on Company's Consolidation or Merger.  The Company will
            -----------------------------------------------
not consolidate with or merge into any other Person, or permit any other Person to consolidate with or merge into it, except that a Wholly-Owned Subsidiary of the Company may be merged into the Company, provided that:
                                            --------

            (a) the Company is the surviving corporation from such merger, is (both at the time of and immediately after giving effect to such transaction)

     Solvent and organized under the laws of and conducts substantially all of its business in the United States of America or a state thereof or the District of Columbia (except to the extent the Company's operations are conducted in the Dominican Republic prior to giving effect to such merger);

            (b) the Company shall expressly reaffirm the due and punctual performance and observance of all of the terms, covenants, agreements and conditions of this Agreement and each of the other Operative Documents to which it is a party, including, without limitation, all of the Security Documents to which such Wholly-Owned Subsidiary was a party;

            (c) both at the time of and immediately after giving effect to such transaction, (i) no Default or Event of Default shall have occurred and be
                   -
     continuing and (ii) the Company shall be permitted to become liable in
                     --
     respect of at least $1 additional Funded Debt under section 14.5(a)(ii);
     and

            (d) the holders of the Securities at the time outstanding shall have received, from counsel satisfactory to the Required Holders of each class of Securities at the time outstanding, an opinion, satisfactory in substance and form to such holders, to the effect that, after giving effect to the consummation of such merger, this Agreement and each of the other Operative Documents are valid and binding obligations of the Company and each of its Subsidiaries, as applicable, enforceable against them in accordance with their respective terms, and to such other effects and covering such other matters as any such holder may reasonably request.

     14.15. Additional Limitation on Disposition of Property.
            ------------------------------------------------

            (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of any of its respective properties (including, without limitation, shares of capital stock, securities or Indebtedness of its Subsidiaries) unless:

                (i) such properties are sold for cash consideration in an amount equal to the fair market value thereof (determined reasonably and in good faith by the Board of Directors of the Company or by an independent appraiser properly qualified to appraise such property, as evidenced by a certified resolution of such Board of Directors or a written report of such appraiser promptly delivered to the holder or holders of the Notes); and

                (ii) on the date of such disposition and after giving effect thereto:

                      (A) no Default or Event of Default shall have occurred and be continuing; and

                      (B) the aggregate fair market value of all properties
                disposed of by the Company and its Subsidiaries since the beginning of the then current fiscal year of the Company is less than 15% of Consolidated Total Assets as at the end of the immediately preceding fiscal year of the Company.

            (b) A disposition of property shall be disregarded for purposes of this section 14.15 if:

                (i) made in the ordinary course of business and on arm's-length terms, including, without limitation, the replacement of obsolete property and equipment; or

                (ii) made by any Subsidiary to the Company or to a Wholly-Owned Subsidiary of the Company which is a party to a Note Guarantee and all other applicable Security Documents and all of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes.

            (c) Upon the written request (and at the expense) of the Company, the holders of the Senior Notes will release from the Liens created by the Security Documents properties disposed of in accordance with the foregoing section 14.15.

            (d) Notwithstanding anything to the contrary set forth in this section 14.15, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of (a) the Premises (as defined in the Standish Mortgage) (or any portion
         -
     thereof or right with respect thereto) or (b) the leasehold interest
                                                -
     subject to the Lien of the Dominican Republic Security Instruments (or any portion thereof or right with respect thereto).

     14.16. ERISA Compliance.
            ----------------

            (a) The Company will make, and will cause each ERISA Affiliate to make, all payments or contributions to Employee Benefit Plans and Multiemployer Plans required to be made by the Company and/or any ERISA Affiliate under the terms thereof and in accordance with the funding requirements applicable to such plans under ERISA and the Code and applicable collective bargaining agreements. The Company will cause all Employee Benefit Plans to be maintained in material compliance with ERISA and the Code and, if applicable, to maintain the qualified status of each Employee Benefit Plan under the Code. The Company will not engage in any "prohibited transaction" described in section 406 of ERISA or section 4975 of the Code for which an exemption is not available. The Company will not permit (i) any Termination Event, (ii) any partial or
                                  -                          --
     complete withdrawal from any Multiemployer Plan or (iii) any insolvency,
                                                         ---
     reorganization or termination of a Multiemployer Plan to occur where 30 days after the Company shall have acquired knowledge thereof, the liability of the Company or any ERISA Affiliate relating thereto has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

            (b) The Company will promptly notify each holder of any of the Notes of any Termination Event or of any partial or complete withdrawal from any Multiemployer Plan or upon learning of any insolvency, reorganization status or termination of a Multiemployer Plan if, in any such case, it has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     14.17. Limitation on Leasebacks.  The Company will not, and will not permit
            ------------------------
any Subsidiary of the Company to, directly or indirectly, sell or otherwise dispose of (except to the Company or to a Wholly-Owned Subsidiary of the Company which is a party to a Note Guarantee and all other applicable Security Documents and all of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes) any of its property if, as part of the same transaction or series of related transactions, the Company or any Subsidiary of the Company shall then or thereafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates the Company or any Subsidiary of the Company to pay rent as lessee or make any other payments for such possession or use.

     14.18. Modification of Certain Documents, Agreements and Instruments.
            -------------------------------------------------------------
The Company will not and will not permit any Subsidiary to (a) amend, modify or waive, or permit the amendment, modification or waiver of, any term, condition or provision of (i) any of the agreements referred to in section 4.3 (other
                 -
than the Seller Note) in a manner which would be adverse to the interests of any holder of any Note, or (ii) the Seller Note, or (iii) its charter or
                            --                       ---
by-laws in a manner which would be adverse to the interests of any holder of any Security, or (b) file any resolution of the Board of Directors with the
                  -
Secretary of State of the jurisdiction of its incorporation in a manner which would be adverse to the interests of any holder of any Security, provided
                                                                 --------
that the Company may file resolutions to establish the terms of new series of Preferred Stock if the Company has obtained any requisite approval of the holders of the Preferred Shares required under the Designation of Preferred Shares, or (c) change its fiscal year.
            -

     14.19.  Limitation on Tax Consolidation.  The Company will not and will not
             -------------------------------
permit any Subsidiary to become a party to a consolidated federal income tax return with any Person other than the Company and its Subsidiaries.

     14.20.  Further Assurances.
             ------------------

             (a) From time to time hereafter, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as (i) any holder or holders of the Senior Notes may reasonably request for
         -
     the purpose of implementing or effectuating the provisions of the Security Documents and the other Operative Documents or for more fully perfecting or renewing the rights of such holders with respect to the Collateral pursuant thereto or (ii) any holder of the Subordinated Notes may reasonably request
                 --
     for the purpose of implementing or effectuating the provisions of the Operative Documents (other than the Security Documents). Upon the exercise by any holder or holders of the Notes of any power, right, privilege or remedy pursuant to any of the Operative Documents which requires any consent, approval or authorization of, or declaration or filing with any other Person, including, without limitation, any governmental authority, the Company will execute and deliver, or will cause the execution and delivery of, all such agreements, documents and instruments that any holder or holders of the Notes may reasonably request in connection therewith. The Company, on behalf of itself and on behalf of each of its Subsidiaries, hereby irrevocably appoints each holder of any Notes as its attorney-in-fact (such appointment being coupled with an interest and irrevocable) and authorizes any such Person in the name of the Company or any of its Subsidiaries or in the name of such holder, upon any failure of the Company to take the action described above in this section 14.20, to execute and to file and record, if necessary, from time to time any agreement, document or instrument and to take any other action which any such Person may reasonably deem necessary or appropriate for the purpose of implementing or effectuating the provisions of any of the Operative Documents.

             (b) Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall at any time or from time to time (i) organize or acquire any Subsidiary or (ii) acquire, own or
              -                                         --
     lease any additional real property (if such real property or leasehold interest shall have a fair market value of $250,000 or more, determined reasonably and in good faith by the Board of Directors of the Company or by an independent appraiser properly qualified to appraise such property, as evidenced by a certified resolution of such Board of Directors or a written report of such appraiser promptly delivered to the holder or holders of the Notes), then in each such case the Company will notify each holder of the Notes and will promptly execute and deliver, or cause to be executed and delivered, to the holder or holders of the Notes such additional Security Documents, including, without limitation, a Note Guarantee, Security Agreement and one or more Mortgages from each such new Subsidiary, as well as such other agreements, documents and instruments (including, without limitation, certificates evidencing shares of such new Subsidiary (with stock powers executed in blank)) as any such holder may reasonably request. All such agreements, documents and instruments shall be satisfactory in form and substance the holder or holders of the Notes.

15.  Definitions.  Note:  Bracketed items are cross-references to the section
     -----------
or sections of this Agreement in which the specified definitions are used; they appear for purpose of convenience only and do not affect the meaning of such definitions.

     15.1. Definitions of Capitalized Terms.  The terms defined in this
           --------------------------------
section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

     "Acquired Assets" shall have the meaning specified in section 4.3.
      -------- ------

     "Acquired Business" shall have the meaning specified in section 4.3.
      -------- --------

     "Acquisition", "Acquisition Agreement" and "Acquisition Documents" shall
      -----------    ----------- ---------       ----------- ---------
have the respective meanings specified in section 4.3.

     "Adjusted Net Income" of any Person shall mean, for any period, the Net
      -------- --- ------
Income of such Person for such period after restoring thereto amounts deducted for (a) Interest Charges, and (b) taxes in respect of income and profits, in
     -                         -
each case determined in accordance with generally accepted accounting principles.

     "Affiliate" of any Person shall mean any other Person which, directly or
      ---------
indirectly, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or
                                            -
holding 10% or more of any class of Voting Stock of such first-mentioned Person,
(b) any Person of which such first-mentioned Person owns or holds 10% or more of
 -
any class of Voting Stock or (c) any director, officer or executive employee of such first-mentioned Person (other than any director designated by you or the Other Purchasers); provided that, in the absence of actual control, the term
                   --------
Affiliate shall in no event include any financial institution which would otherwise be an Affiliate by virtue of its ownership of a class of Voting Stock of the Company and provided, further, that in no event shall you or any other
                   --------  -------
institutional holder of Securities be
deemed to be an Affiliate of the Company. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by"
 -------                                                    ---------- --
and "under common control with"), as used with respect to any Person, shall mean
     ----- ------ ------- ----
the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise; provided that the fact
                                                       --------
that a Person may be a member of the Board of Directors (or other governing body) or an officer or employee of such Person shall not by itself be a presumption of control, and provided, further, that in no event shall the fact
                            --------  -------
that a Person is a holder of Indebtedness of such Person be considered to enable such Person to direct or cause the direction of the management and policies of such Person.

     "Assumed Liabilities" shall have the meaning specified in section 4.3.
      -------------------

     "Bankruptcy Code" shall have the meaning specified in section 10.1.
      ---------- ----

     "Blockage Period" shall have the meaning specified in section 10.4.
      -------- ------

     "Business Day" shall mean any day other than a Saturday, Sunday or other
      -------- ---
day which shall be in Boston, Massachusetts, or New York, New York, a legal holiday or a day on which banking institutions therein are authorized by law to close.

     "Buy-Sell Agreement" shall have the meaning specified in section 4.3.
      -------- ---------

     "Capital Lease" shall mean any lease or similar arrangement which is of
      ------- -----
such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with generally accepted accounting principles or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Capitalization" of any Person shall mean, at any date, the sum, as at such
      --------------
date, of (a) the Funded Debt of such Person and (b) the Net Worth of such
          -                                      -
Person.

     "Change of Control" shall have the meaning specified in section 9.7.
      ------ -- -------

     "Class A Common Shares, "Class B Series 1 Common Shares", and  "Class B
      ----- - ------ ------   ---------------- ------ ------         -----
Series 2 Common Shares" shall have the respective meanings specified in section
- ------ - ------ ------
5.5.

     "Closing" shall have the meaning specified in section 3.
      -------

     "Closing Date" shall have the meaning specified in section 3.
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral" shall have the meaning specified in section 1.
      ----------

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency from time to time administering the Securities Act and/or the Exchange Act.

     "Common Shares" shall mean the Class A Common Shares, the Class B Series 1
      ------ ------
Common Shares, and the Class B Series 2 Common Shares of the Company as constituted on the Closing Date and any stock into which such Common Shares shall have been changed or any stock resulting from any reclassification of such Common Shares.

     "Company" shall mean Control Devices, Inc., an Indiana corporation, and any
      -------
successor corporation.

     "compliance" shall have the meaning specified in section 11.1.
      ----------

     "Computation Date" shall have the meaning specified in section 14.6.
      ----------- ----

     "Consolidated Adjusted Net Income", "Consolidated Capitalization",
      ------------ -------- --- ------    ------------ --------------
"Consolidated Current Assets", "Consolidated Current Debt", "Consolidated
- ------------- ------- ------    ------------ ------- ----    ------------
Current Liabilities", "Consolidated Net Income", "Consolidated Net Worth",
- ------- -----------    ------------ --- ------    ------------ --- -----
"Consolidated Total Assets" and "Consolidated Total Debt" shall mean the
- ------------- ----- ------       ------------ ----- ----
Adjusted Net Income, Capitalization, Current Assets, Current Debt, Current Liabilities, Net Income, Net Worth, Total Assets and Total Debt, as the case may be, of the Company and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of the Company and Subsidiaries), all consolidated in accordance with generally accepted accounting principles, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries, provided that (a) in determining Consolidated Adjusted Net Income
              --------       -
and Consolidated Net Income there shall be excluded (i) the Net Income of any
                                                     -
Person (other than a Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest, except to the extent that any such Net Income has been actually received by the Company or such Subsidiary in the form of dividends or similar distributions, (ii) any undistributed Net
                                                    --
Income of a Subsidiary of the Company which for any reason is unavailable for distribution to the Company or any other Subsidiary of the Company, (iii) the
                                                                     ---
Net Income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or a Subsidiary of the Company, (iv) in the case of a successor to the Company by consolidation,
                 --
merger or transfer of assets, the Net Income of such successor accrued prior to such consolidation, merger or transfer, and

(v) any deferred or other credit representing the excess of the equity in any
 -
Subsidiary of the Company at the date of acquisition thereof over the cost of the investment in such Subsidiary, and (b) in determining Consolidated Net Worth
                                        -
no amount shall be included therein on account of (i) any excess cost of
                                                   -
acquisition of shares of any Subsidiary of the Company over the book value of the assets of such Subsidiary attributable to such shares on the books of such Subsidiary at the date of acquisition of such shares or (ii) any excess of the
                                                         --
book value of the assets of such Subsidiary attributable to such assets at the date of such acquisition over the cost of acquisition of such assets, other than any such excess attributable to the Acquisition.

     "Covenant Default" shall have the meaning specified in section 10.4.
      -------- -------

     "Current Assets" of any Person shall mean, at any date, all assets of such
      ------- ------
Person which would, in accordance with generally accepted accounting principles, be classified as current assets at such date.

     "Current Debt" of any Person shall mean, at any date, (a) all Indebtedness
      ------- ----                                          -
for borrowed money or in respect of Capital Leases or the deferred purchase price of property, whether or not interest bearing, of such Person at such date which would, in accordance with generally accepted accounting principles, be classified as short-term Indebtedness at such date, but specifically excluding the current maturities of such Person's Funded Debt and (b) all Guarantees by
                                                         -
such Person at such date of Current Debt of others.

     "Current Liabilities"  of any Person shall mean, at any date, all
      ------- -----------
Indebtedness of such Person which would, in accordance with generally accepted accounting principles, be classified as current liabilities at such date.

     "Default" shall mean any condition or event which constitutes or, after
      -------
notice or lapse of time or both, would constitute an Event of Default.

     "Designation of Preferred Shares" shall mean Section F of Article III of
      ----------- -- --------- ------
the Restated Articles of Incorporation of the Company as in effect on the Closing Date.

     "Disclosure Document" shall have the meaning specified in section 5.4.
      ---------- --------

     "Dominican Republic Security Instrument" and "Dominican Republic Security
      --------- -------- -------------------       --------- -------- --------
Instruments"shall have the respective meanings specified in section 1.
- -----------

     "DOTC" shall have the meaning specified in section 4.3.
      ----

     "Employee Benefit Plan" shall mean an "employee benefit plan" as defined in
      -------- ------- ----
section 3(3) of ERISA maintained for employees of the Company or any ERISA Affiliate, or in which any such employees participate, other than a Multiemployer Plan.

     "Employee Transfer Agreement" shall have the meaning specified in section
      ---------------------------
4.3.

     "Environmental Agreement" shall have the meaning specified in section 4.3.
      -----------------------

     "Equity Securities" shall have the meaning specified in section 13(b).
      ------ ----------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations and rulings thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not
      ----- ---------
incorporated) that, together with the Company, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

     "Event of Default" shall have the meaning specified in section 16.1.
      ----- -- -------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      -------- ---
or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Expiration Date" shall have the meaning specified in section 12.2.
      ---------- ----

     "Exporter License" shall have the meaning specified in section 4.8.
      -------- -------

     "Facility Fee" shall have the meaning specified in section 12.5.
      -------- ---

     "Fixed Charges" of any Person shall mean, for any period, the sum (without
      ----- -------
duplication of amounts) of all Rental Obligations (other than Rental Obligations on Capital Leases) and all Interest Charges paid, payable or guaranteed during such period by such Person, determined in accordance with generally accepted accounting principles.

     "Funded Debt" of any Person shall mean, at any date, (a) all Indebtedness
      ------ ----                                          -
for borrowed money or in respect of Capital Leases or the deferred purchase price of property, whether or not interest-bearing, of such Person which would, in accordance with generally accepted accounting principles, be classified as long-term Indebtedness at such date, but in any event including all such Indebtedness, whether secured or unsecured, of such Person which matures (or which, pursuant to the terms of a revolving credit agreement or otherwise, is directly or indirectly renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person not more than one year after the date as of which the amount of Funded Debt is being determined, other than any amount thereof which is at the time included in Current Debt of such Person and (b) all
                                                                          -
Guarantees by such Person at such date of Funded Debt of others.

     "Guarantee" of any Person shall mean, at any date, any obligation of such
      ---------
Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise, (a) to purchase the
                                                         -
obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell
                                                           -
or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of,
                                       -
or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

     "GTE Connecticut" shall have the meaning specified in section 4.3.
      ---------------

     "GTE Control" shall have the meaning specified in section 4.3.
      -----------

     "Hammond, Kennedy" shall have the meaning specified in section 9.7.
      ----------------

     "Holder" or  "Holders" shall have the meanings specified in section 11.1.
      ------       -------

     "Indebtedness" of any Person shall mean, at any date, all indebtedness,
      ------------
liabilities and other obligations of such Person at such date (other than items of shareholders' equity) which would, in accordance with generally accepted accounting principles, be classified as liabilities of such Person, but in any event including (without duplication):

          (a)   all Guarantees of such Person;

          (b) all indebtedness, liabilities and other obligations secured by any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

          (c) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

          (d) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and

          (e) all indebtedness, liabilities and other obligations arising in connection with letters of credit, bankers acceptances or other credit enhancement facilities.

     "Indemnified Costs" and "Indemnitee" shall have the respective meanings
      ----------- -----       ----------
specified in section 22.

     "Indemnified Person" shall have the meaning specified in section 11.6.
      ----------- ------

     "Institutional Investors" shall have the meaning specified in section
      ------------- ---------
13(b).

     "Interest Charges"  of any Person shall mean, for any period, the aggregate
      -------- -------
amount of all interest paid, payable or guaranteed during such period by such Person in respect of Funded Debt and Current Debt, including, without limitation, Rental Obligations on Capital Leases, determined in accordance with generally accepted accounting principles.

     "Investment" shall mean any investment made by stock purchase, capital
      ----------
contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

     "Leasehold Mortgage" and "Leasehold Mortgages" shall have the meanings
      --------- --------       --------- ---------
specified in section 1(d).

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

     "Long-Term Lease"  shall mean any lease of property (whether real, personal
      --------- -----
or mixed), other than a Capital Lease, having an original term (including terms of renewal or extension at the option of the lessor or the lessee (or sublessee)), exceeding three years.

     "Make Whole Amount" shall mean, at any date, with respect to any prepayment
      ---- ----- ------
or payment (whether on account of acceleration or otherwise) of any Senior Fixed Rate Notes or Subordinated Notes, if the Treasury Rate plus 150 basis points at such date is lower than (a) 10% per annum, in the case of any prepayment or
                         -
payment of the Senior Fixed Rate Notes, or (b) 11% per annum, in the case of any
                                            -
prepayment or payment of the Subordinated Notes, the excess of (x) the present
                                                                -
value of the principal and interest payments on and in respect of the Notes being prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment) (including the final payment on the maturity date of the Notes), discounted at a rate which is equal to the Treasury Rate plus 150 basis points over (y) the principal amount
                                                       -
of the Notes being prepaid or paid, as the case may be, at par. If the Treasury Rate plus 150 basis points at the date of such prepayment or payment is equal to or higher than (i) 10% per annum, in the case of any prepayment or payment of
                -
the Senior Fixed Rate Notes or  (ii) 11% per annum, in the case of any
                                 --
prepayment or payment of the Subordinated Notes, the Make Whole Amount as applied to such class of Notes is zero.

     "Material Adverse Change" shall mean a material adverse change in or effect
      -------- ------- ------
upon any of (a) the condition (financial or otherwise), business, performance,
             -
operations, properties, profits or prospects of the Company or any of its Subsidiaries or the Company and its Subsidiaries taken as one enterprise, (b)
                                                                           -
the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents including, without limitation, the validity, enforceability, perfection and priority of any Liens created by the Security Documents; (c) the rights and remedies of any holder of Securities with
                     -
respect thereto, or (d) the ability of the Company or any of its Subsidiaries to
                     -
perform its obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

     "Mortgage" and "Mortgages" shall have the meanings specified in section
      --------       ---------
1(d).

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
      ------------- ----
section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has on or after January 1, 1980, made or accrued an obligation to make contributions.

     "Multiple Employer Plan" shall mean each plan which is subject to Title IV
      -------- -------- ----
of ERISA to which the Company or any ERISA Affiliate and more than one employer other than the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding five plan fiscal years made or accrued an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan fiscal years preceding the date of termination of such plan.

     "Net Income" of any Person shall mean for any period the net income (or net
      --- ------
deficit), excluding all extraordinary, unusual, nonrecurring and/or nonoperating items, of such Person for such period, determined in accordance with generally accepted accounting principles.

     "Net Worth" of any Person shall mean, at any date, the sum of (a) the
      --- -----                                                     -
capital stock (excluding treasury stock and capital stock subscribed and unissued) and (b) surplus (including retained earnings, additional paid-in
               -
capital and the balance of the current profit and loss account not transferred to surplus) of such Person at such date, determined in accordance with generally accepted accounting principles.

     "Note Guarantees" shall have the meaning specified in section 1.
      ---- ----------

     "Notes" shall have the meaning specified in section 1.
      -----

     "Notice of Issue" shall have the meaning specified in section 13(b).
      ------ -- -----

     "Officers' Certificate" shall mean a certificate signed on behalf of the
      --------- -----------
Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

     "Operational License" shall have the meaning specified in section 4.8.
      -------------------

     "Operative Documents" shall mean this Agreement, the Other Securities
      --------- ---------
Purchase Agreements, the Securities, the Security Documents, the Seller Note Subordination Agreement, the Acquisition Documents, the Buy-Sell Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

     "Original Directors" shall have the meaning specified in section 9.7.
      ------------------

     "Other Securities Purchase Agreements" and "Other Purchasers" shall have
      ----- ---------- -------- ----------       ----- ----------
the respective meanings specified in section 1.

     "Payment Default" shall have the meaning specified in section 10.4.
      ------- -------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, and shall also
      ----
mean any successor thereto.

     "Pension Plan" shall mean a plan (other than a Multiemployer Plan) subject
      ------- ----
to Title IV of ERISA or an individual account plan which is subject to the funding standards of Section 302 of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute.

     "Percentage" shall have the meaning specified in section 12.1.
      ----------

     "Permissible Securities" shall have the meaning specified in section 10.1.
      ----------- ----------

     "Permitted Investment" shall mean any of the following Investments:
      --------- ----------

            (a) Investments by the Company or by any Subsidiary of the Company in any Wholly-Owned Subsidiary of the Company (or in any Person which simultaneously therewith becomes a Wholly-Owned Subsidiary of the Company) made by stock purchase, capital contribution, loan or advance, provided
                                                                     --------
      that (i) both at the time of and immediately after giving effect to any
            -
      such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) all such Investments are made only in Solvent entities
                      --
      (A) which are organized under the laws of and conduct substantially all of
       -
      their respective businesses in the United States of America or a state thereof or the District of Columbia or Canada or any province thereof; (B)
                                                                              -
      whose lines of business are not materially different from those in which the Company and its Subsidiaries are now engaged; (C) which are parties to
                                                         -
      Note Guarantees and all other applicable Security Documents; and (D) all
                                                                        -
      of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes;

            (b) Investments by any Subsidiary of the Company in the Company;

            (c) readily marketable obligations (having a maturity not in excess of 12 months from the date of acquisition thereof) of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America or an agency thereof;

            (d) negotiable certificates of deposit (having a maturity not in excess of 12 months from the date of acquisition thereof) evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $100,000,000 and having the highest or second highest rating available from Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Service;

            (e) shares of so-called "money market funds" registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $500,000,000 or more and investing primarily in securities of the character described in the preceding clauses (d) and (e) of this definition;

            (f) accounts receivable arising from transactions in the ordinary course of business; contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business;

            (g) Investments made after the date hereof not otherwise permitted by the preceding clauses (a) through (f) of this definition, provided that
                                                                   --------
      (i) all such Investments are made only in Solvent entities (A) which are
       -                                                          -
      organized under the laws of and conduct substantially all of their respective businesses in the United States of America or a state thereof or the District of Columbia or Canada or any province thereof and (B)
                                                                         -
      whose lines of business are not materially different from those in which the Company and its Subsidiaries are now engaged and (ii) both at the time
                                                            --
      of and immediately after giving effect to any such Investment, (A) no
                                                                      -
      Default or Event of Default shall have occurred and be continuing and (B)
                                                                             -
      the aggregate amount involved in all Investments outstanding at any given time under this clause (g) shall not exceed 15% of Consolidated Total Assets as at the end of the immediately preceding fiscal year of the Company; and

            (h) Investments made after the date hereof not otherwise permitted by the preceding clauses (a) through (g) of this definition, provided that
                                                                   --------
      both at the time of and immediately after giving effect to any such Investment, (i) no Default or Event of Default shall have occurred and be
                   -
      continuing and (ii) the aggregate amount involved in all Investments
                      --
      outstanding at any given time under this clause (h) shall not exceed $250,000.

      "Person" shall mean an individual, a corporation, an association, a joint-
       ------
stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      "Preferred Shares" shall have the meaning specified in section 1(a)(iv).
       --------- ------

     "Preferred Stock" as applied to shares of any Person, shall mean shares of
      ---------------
such Person which shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation, and shall include, in any event with respect to the Company, the Preferred Shares.

     "Pro Forma Fixed Charges" shall mean the maximum aggregate amount of Fixed
      --- ----- ----- -------
Charges of the Company and its Subsidiaries during the 12-month period commencing on the date as of which Pro Forma Fixed Charges are to be determined (or, if the aggregate amount of such Fixed Charges shall be greater during any other 12-month period commencing after such date, then during such other 12-month period). For purposes of this definition, Fixed Charges which are payable at a floating or variable rate shall be determined on the basis of the rate in effect on the date as of which Pro Forma Fixed Charges are to be determined.

     "Proprietary Rights" shall mean any patents, registered and common law
      ----------- ------
trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

     "Purchased Common Shares" shall have the meaning specified in section
      -----------------------
1(a)(v).

     "Purchased Preferred Shares" shall have the meaning specified in section
      --------------------------
1(a)(iv).

     "qualification" shall have the meaning specified in section 11.1.
      -------------

     "register", "registered", "Registrable Shares", "registration" and
      --------    ----------    ----------- ------    ------------
"Registration Expenses" shall have the respective meanings specified in section
- ------------- --------
11.1.

     "Rental Obligations" of any Person shall mean, for any period, all rents
      ------ -----------
and other amounts (including as such, all payments which such Person is obligated to make to the lessor on termination of any lease and/or on surrender of the leased property other than payments for which such Person is contingently liable on account of early termination or breach of such lease) paid, payable or guaranteed during such period by such Person, as lessee or sublessee under any lease, including, without limitation, any amount required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, utilities and similar charges. Whenever it is necessary to determine the amount of Rental Obligations for any period, to the extent that such Rental Obligations are not definitely determinable by the terms of the lease, the Rental Obligations not so definitely determinable shall be estimated in good faith and in such reasonable manner as the Board of Directors of the Company may determine (as evidenced by a certified resolution of such Board of Directors promptly delivered to the holder or holders of the Notes).

     "Required Holders" as applied to describe the requisite holder or holders
      -------- -------
of any class of the Securities, shall mean, at any date, the holder or holders of 66-2/3% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Company or any Affiliate of the Company).

     "Required Percentage" shall have the meaning specified in section 9.7.
      -------- ----------

     "Restricted Payment" as applied to any Person shall mean:
      ---------- -------

          (a) any dividend or other distribution, direct or indirect, on account of any shares of capital stock of such Person now or hereafter outstanding (including, without limitation, Preferred Stock) or any securities convertible into or exercisable or exchangeable for such shares of capital stock or any rights, options or warrants to acquire any such shares of capital stock, except (i) any such dividend or distribution payable to the
                            -
     Company and/or any Wholly-Owned Subsidiary of the Company (which is a party to a Note Guarantee and all other appropriate Security Documents and all of whose properties and assets are subject to valid and enforceable first priority perfected Liens in favor of the holders of the Senior Notes) and
     (ii) a dividend payable to all of the holders of Common Shares of the
      --
     Company then outstanding solely in Common Shares of the Company or in rights, options or warrants to acquire any Common Shares of the Company; and

          (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of such Person now or hereafter outstanding (including, without limitation, Preferred Stock) or any securities convertible into or exercisable or exchangeable for such shares of capital stock or any rights, options or warrants to acquire any such shares of capital stock, except to the extent that the consideration therefor consists solely of Common Shares of the Company or warrants, rights or options to acquire any Common Shares of the Company; and

provided that, notwithstanding the foregoing, the term "Restricted Payment"
- --------                                                ---------- -------
shall not include any dividend or other distribution paid on, or any redemption, retirement, purchase or other acquisition of, any Purchased Preferred Shares, Purchased Common Shares, Warrants and/or Warrant Shares.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the
      --------- ------ ----       --------- ------ -----
respective meanings specified in section 12.2.

     "Security" and "Securities" shall have the respective meanings specified in
      --------       ----------
section 1.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      ---------- ---
successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Security Agreement" and "Security Agreements" shall have the respective
      -------- ---------       -------- ----------
meanings specified in section 1.

     "Security Document" and "Security Documents" shall have the respective
      -------- --------       -------- ---------
meanings specified in section 1.

     "Sellers" shall have the meaning specified in section 4.3.
      -------

     "Seller Note" shall have the meaning specified in section 4.3.
      ------ ----

     "Seller Note Subordination Agreement" shall have the meaning specified in
      ------ ---- ------------- ---------
section 4.3.

     "Senior Fixed Rate Notes" shall have the meaning specified in section 1.
      ------ ----- ---- -----

     "Senior Notes" shall have the meaning specified in section 1.
      ------ -----

     "Senior Revolving Credit Notes" shall have the meaning specified in section
      ------ --------- ------ -----
1.

     "Solvent" as applied to any Person at any date shall mean that on and as of
      -------
such date (a) the fair value of the property of such Person is greater than the
           -
total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of
                              -
such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will,
          -
incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a
                        -
transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall
                                                               ------
mean, where so required by the context in which the term "Solvent" appears, such

Person and its Subsidiaries taken as a whole.

     "Standish Mortgage" shall have the meaning specified in section 4.5.
      -------- --------

     "Subordinated Indebtedness" shall have the meaning specified in section
      ------------ ------------
10.1.

     "Subordinated Notes" shall have the meaning specified in section 1.
      ------------ -----

     "Subordination Notice" shall have the meaning specified in section 10.4.
      ------------- ------

     "Subsidiary" of any Person at any date shall mean (a) any other Person a
      ----------                                        -
majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person; (b) any other Person of which such first-mentioned Person or
                   -
any of its other Subsidiaries is a general partner; and (c) any other Person
                                                         -
with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of
                                             -
such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%.
                --
As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

     "Superior Indebtedness" shall have the meaning specified in section 10.1.
      -------- ------------

     "Termination Event" shall mean (a) a "reportable event" as such term is
      ----------- -----              -
described in section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), with respect to any Pension Plan; (b) the withdrawal of the Company, any Subsidiary or Affiliate or ERISA
       -
Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in section 4001(a)(2) of ERISA, or the incurrence of liability by the Company, any Subsidiary or Affiliate or ERISA Affiliate under section 4064 of ERISA upon the termination of a Multiple Employer Plan; (c) the submission to a governmental authority of a request for a
                -
waiver of minimum funding standards required by ERISA or the Code, with respect to any Pension Plan; (d) the disclosure to affected parties of a notice of
                      -
intent to terminate a Pension Plan under section 4041 of ERISA other than in a "standard termination" within the meaning of section 4041 of ERISA; (e) the
                                                                     -
institution of proceedings to terminate a Pension Plan by the PBGC under section 4042 of ERISA; or (f) any other event or condition that would reasonably
                   -
constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Total Assets" of any Person shall mean, at any date, the net book value as
      ----- ------
shown on the books of such Person in accordance with generally accepted accounting principles of all its property, whether real, personal or mixed.

     "Total Debt" of any Person shall mean, at any date, all Funded Debt and
      ----- ----
Current Debt of such Person at such date, determined in accordance with generally accepted accounting principles.

     "Total Revolving Commitment" shall have the meaning specified in section
      ----- --------- ----------
12.2.

     "Treasury Rate" at any time with respect to any Notes being prepaid or paid
      -------- ----
(whether on account of acceleration or otherwise), as the case may be, shall mean and shall be determined by reference to the display designated as "page 5" on the Telerate Service as of 10:00 A.M., Boston time, on the second Business Day prior to the date fixed for such prepayment or payment (or, if such display is no longer available, any publicly available source of similar market data), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity equal to the then remaining Weighted Average Life to Maturity of the Notes then being prepaid or paid (whether on account of acceleration or otherwise) (the "Remaining Life"). If the Remaining Life is not
                                 --------- ----
equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

     "Voting Stock", when used with reference to any Person, shall mean shares
      ------ -----
(however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than shares having such power only by reason of the happening of a contingency.

     "Warrant Shares" shall have the meaning specified in the Warrants.
      ------- ------

     "Warrants" shall have the meaning specified in section 1.
      --------

     "Weighted Average Life to Maturity" of any Indebtedness or obligation shall
      -------- ------- ---- -- --------
mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall
                 --------- ------------
mean, at any date, the total of the products obtained by multiplying (a) the
                                                                      -
amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the
                                  -
nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding
      ------ ----- ----------
shares of which, other than directors' qualifying shares, shall at the time be owned by the Company and/or by one or more other Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Company in accordance with generally accepted accounting principles.

     "Withdrawal Liability" shall have the meaning given such term under Part 1
      ---------- ---------
of Subtitle E of Title IV of ERISA.

      15.2.  Other Definitions.  The terms defined in this section 15.2,
             -----------------
whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "this Agreement" (and similar references to any of the other Operative
      ---- ---------
Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and
                                      ------        -------     ------
"thereof"), "hereunder" (and "thereunder") and words of similar import shall
- --------     ---------        ----------
refer to, such instruments as they may from time to time be amended, modified or supplemented.

     a "class" of Securities shall refer to the Senior Fixed Rate Notes, the
        -----
Senior Revolving Credit Notes, the Subordinated Notes, the Purchased Preferred Shares, the Purchased Common Shares, the Warrants or the Warrant Shares, as the case may be, each of which is a separate class, provided that for purposes of
                                                --------
section 13(b) of this Agreement "class" shall refer to any class of equity
                                 -----
securities of the Company, and, provided, further, that for these purposes all
                                --------  -------
Common Shares shall be deemed to consist of a single class and all shares of Preferred Stock shall be deemed to consist of a single class.

     "corporation" shall include an association, joint stock company, business
      -----------
trust or other similar organization.

     "premium" when used in conjunction with references to principal of and
      -------
interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest and shall include the Make Whole Amount.

     "shares" of any Person shall include any and all shares of capital stock of
      ------
such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

      15.3.  Accounting Terms and Principles; Laws.
             -------------------------------------

             (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles as in effect in the United States from time to time; all computations made pursuant to this Agreement shall be made in accordance with generally accepted accounting principles as in effect in the United States from time to time and all financial statements shall be prepared in accordance with generally accepted accounting principles as in effect in the United States from time to time.

             (b) All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

 16.  Remedies.
      --------

      16.1.  Events of Default Defined; Acceleration of Maturity.  If any one
             ---------------------------------------------------
or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

             (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

             (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of three days or if default shall be made in the due and punctual payment of the Facility Fee when and as such Facility Fee shall become due and payable and such default shall have continued for a period of three days;

             (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in (i) sections 7(h), 8,
                                                         -
      9.12, 14.2(b) (insofar as such section relates to maintaining the corporate existence of the

      Company), 14.5 to 14.17, inclusive, 14.19 or 16.5, (ii) sections 3(a),
                                                          --
      3(b), 3(c) or 3(d) of the Security Agreements or (iii) sections 2.1, 2.2,
                                                        ---
      2.4, 2.5, 2.6, 2.13, 2.16 or 3.1(a) of the Standish Mortgage;

             (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 30 days after the earlier to occur of (i)
                                                                            -
      the Company's obtaining actual knowledge of such default or (ii) the
                                                                   --
      Company's receipt of written notice of such default;

             (e) if the Company or any Subsidiary of the Company shall make a general assignment for the benefit of creditors, or shall not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or the Company or any Subsidiary of the Company or its directors or majority stockholders shall take any action looking to its dissolution or liquidation;

             (f) if, within 60 days after the commencement of an action against the Company or any Subsidiary of the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company or such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company or such Subsidiary of any trustee, custodian, receiver, liquidator or fiscal agent for the Company or any Subsidiary of the Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

             (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Company or of any Subsidiary of the Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control;

             (h) if the Company or any Subsidiary of the Company shall fail to
      (i) make any payment due on any Indebtedness (other than the Notes or the
       -
      Seller Note) or other obligation (including any in respect of any lease or any shares of capital stock upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such capital stock in accordance with the terms of such option or right), if the aggregate amount of the payment not so made (and of any other amount then due and not paid on other Indebtedness or on another obligation as to which the Company or any Subsidiary is in default) exceeds $250,000 or (ii) perform, observe or discharge any covenant,
                           --
      condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause (ii) is to cause, or permit any other Person to cause, any payment in respect thereof in an aggregate amount of $250,000 or more to become due and payable, or if any such Indebtedness or other obligation shall become due and payable by its terms and shall not be paid or extended;

             (i) if any default shall occur under the Seller Note (as such Seller Note may be amended from time to time) and such default shall continue uncured and unwaived beyond any applicable grace or cure period specified in the Seller Note (as such Seller Note may be amended from time to time);

             (j) if a final judgment for the payment of money which, together with all other outstanding final judgments for the payment of money against the Company and/or any of its Subsidiaries, exceeds an aggregate of $250,000 shall be rendered by a court of record against the Company or any Subsidiary, and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof and within such period of 60 days, or such longer period during which execution of such judgment shall have been stayed, move to vacate such judgment or appeal therefrom and cause the execution thereof to be stayed pending determination of such motion or during such appeal;

             (k) if any representation or warranty made by or on behalf of the Company or any Subsidiary of the Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date as of which made;

             (l) if a default of the character specified in subdivisions (d),
      (f), (g), (h), (i) or (j) shall occur and, prior to the expiration of any applicable grace period, a related judgment against the Company or any applicable Subsidiary unsatisfied, unsecured by bond and unstayed pending appeal shall have become effective, the result or effect of which judgment is to render the Company or such Subsidiary unable to cure such default within such grace period, or any other event shall have occurred which has that result or effect or the Company or such Subsidiary shall admit its inability to cure such default within such grace period; or

             (m) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void by any Person other than a holder of a Security;

then, in the case of an Event of Default of the character described in subdivisions (a), (b), (c), (d), (h), (i), (j), (k), (l) or (m) of this section
16.1 and at the option of the holder or holders of 25% or more in aggregate principal amount of the Notes of any class at the time outstanding (excluding any Notes at the time owned by the Company or any Affiliate of the Company), exercised by written notice to the Company, the principal of all Notes of such class shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes of such class then outstanding (i) the entire principal of and interest accrued on the Notes
                  -
of such class, and (ii) in addition, to the extent permitted by applicable law,
                    --
an amount equal to the Make-Whole Amount, in the case of the acceleration of the Senior Fixed Rate Notes and/or the Subordinated Notes, as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the
                  --------
character described in subdivisions (a) or (b) of this section 16.1 and irrespective of whether all of the Notes of any class have been declared due and payable by the holder or holders of 25% or more in aggregate principal amount of the Notes of such class at the time outstanding, any holder of Notes of such class who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued
                                 -
on such Notes, and (ii) in addition, to the extent permitted by applicable law,
                    --
an amount equal to the Make-Whole Amount, in the case of the acceleration of the Senior Fixed Rate Notes and/or the Subordinated Notes, as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the
           --------  -------
character described in subdivisions (e), (f) or (g) of this section 16.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding by or against the Company under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Company in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of
                                                     -
and interest accrued on the Notes, and (ii) in addition, to the extent permitted
                                        --
by applicable law, an amount equal to the Make-Whole Amount, in the case of the acceleration of the Senior Fixed Rate Notes and/or the Subordinated Notes, as liquidated damages and not as a penalty.

     Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes of any class and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes of such class, the Required Holders of the Notes of such class by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes of such class (including any Notes of such class which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subdivision (a) or (b) of this section 16.1) if:

         (1)  the Company has paid a sum sufficient to pay

              (A) all overdue installments of interest on all Notes of such class at the rate specified in such Notes;

              (B) the principal of (and premium, if any, on) any Notes of such class which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate specified in such Notes; and

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate specified in such Notes; and

         (2) all Defaults and Events of Default, other than the non-payment of the principal of Notes of such class which have become due solely by such acceleration, have been cured or waived as provided in section 19.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      16.2.  Suits for Enforcement, etc.  In case any one or more of the
             ---------------------------
Events of Default specified in section 16.1 shall have occurred, the holder of any Security may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement applicable to such Security in this Agreement or any of the other Operative Documents or in aid of the exercise of any power granted herein or therein, or such holder may proceed to enforce any legal or equitable right of the holder of such Security, including, without limitation, in the case of any Note, the payment of such Note. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any default or threatened default by the Company in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise.

      16.3.  Remedies Cumulative.  No remedy conferred in this Agreement or in
             -------------------
any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      16.4.  Remedies Not Waived.  No course of dealing between the Company
             -------------------
and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

      16.5.  Notice of Action of Claimed Defaults.  If the holder or holders
             ------------------------------------
of any Notes of any class shall accelerate the maturity thereof as provided in section 16.1, or if the holder of any Security or other obligation or security of the Company or any Subsidiary of the Company shall give any notice of a claimed default, Default or Event of Default or shall take any other action with respect to a claimed default, Default or Event of Default, forthwith (but in any event not later than five days) after obtaining knowledge thereof the Company will give each holder of any outstanding Securities written notice specifying such action and the nature and status of the claimed default, Default or Event of Default.

      16.6.  Application of Payments.  In case any one or more of the Events of
             -----------------------
Default specified in section 16.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes of any class (including, without limitation, the prepayment or payment of any Senior Notes with proceeds of the Collateral), shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of each class of Notes entitled to such amounts.

 17. Registration, Transfer and Exchange of Securities.
     -------------------------------------------------

          (a) Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement) or at such other address (including that of the Company's transfer agent) as the Company shall notify the holders of the Securities in writing, a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of the Securities. The Company shall not at any time close such register so as to result in preventing or delaying the conversion, exercise, exchange or transfer of any Securities.

          (b) Whenever any Security or Securities shall be surrendered by the holder thereof at the principal executive office of the Company for transfer or exchange, the Company at its expense will execute and deliver in exchange therefor a new Security or Securities as may be requested by such holder, in the same aggregate unpaid principal amount or the same aggregate number of shares, as applicable, as that of the Security or Securities so surrendered, provided that any transfer tax relating to such
                                --------
     transaction shall be paid by the holder requesting the exchange. Each such new Note shall be in registered form, shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered (or dated the date of the surrendered Note or Notes if no interest has been paid thereon), and shall be in such principal amount or amounts and registered in such name or names as such holder may designate in writing. No reference need be made in any such new Note to any prepayments of principal previously due and paid upon the Note or Notes surrendered for exchange.

          (c) The Company may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving any payment due or divided or other distribution declared on such Security, whether or not such Security be overdue, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

18.  Replacement of Securities.  Upon receipt by the Company of evidence
     -------------------------
reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Security and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of such Security, the Company at its expense will execute and deliver in lieu of such Security a new Security of like tenor, except that no reference need be made in any such new Note to any prepayments of principal previously due and paid upon the Note in lieu of which such new Note is executed and delivered. Any such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note in lieu of which such new Note is executed and delivered (or dated the date of the Note in lieu of which such new Note is executed and delivered if no interest has been paid thereon). The term "outstanding" when used in this Agreement with reference to the Securities as of any particular time shall not include any Security in lieu of which a new Security has been executed and delivered by the Company in accordance with provisions of this section 18. Your agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute indemnity and/or evidence of loss, theft, destruction or mutilation satisfactory to the Company for the purpose of this section 18.

19. Amendment and Waiver.
    --------------------

          (a) Any term, covenant, agreement or condition of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Required Holders of each class of Securities entitled to the benefits of such term, covenant, agreement or condition, provided that:
               --------

              (i) without the consent of the holders of all of the Notes of each class affected thereby and at the time outstanding, no such amendment or waiver shall:

                  (x) change the amount of the principal of any of the Notes of such class or change the amounts or dates of payment of any payment or prepayment of principal or any payment of any fee due upon any of the Notes of such class or reduce the rate or change the time of payment of interest on any of the Notes of such class, or, except as provided in section 10 in the case of the Subordinated Notes, subordinate the obligation of the Company to pay the principal of, premium, if any, and interest on the Notes of such class to any other obligation, or modify any of the provisions of this Agreement or of the Notes of such class with respect to the payment or prepayment thereof (including the amount of any premium payable on any prepayment), or modify any of the provisions of section 16; or

                  (y) change the percentage of holders of Notes of such class required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes of such class;

              (ii) without the consent of the holders of all of the Purchased Preferred Shares, the Purchased Common Shares, Warrants and Warrant Shares at the time outstanding, no such amendment or waiver shall change the percentage of holders of Purchased Preferred Shares, Purchased Common Shares, Warrants and Warrant Shares required to approve any such amendment or effect any such waiver;

              (iii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

       (b) The Company will not, directly or indirectly, solicit, request or negotiate for or with respect to any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment or waiver effected pursuant to this section 19 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Securities as consideration for or as an inducement to, or as payment for services rendered in connection with, the review or analysis or the entering into by any holder thereof of any amendment or waiver of any of the terms and provisions of this Agreement or any of the other Operative Documents applicable to any Securities unless such remuneration is concurrently paid, on the same terms, ratably to all of the holders of the class of Securities as to which such amendment or waiver is applicable.

           (c) No notation of any amendment or waiver need be made on any Security at the time outstanding unless requested in writing by the Company, but any Security executed and delivered thereafter may, at the option of the Company, bear a notation referring to any such amendment or waiver then in effect.

           (d) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 19, any Securities owned by the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding.

20.   Method of Payment of Securities.  Irrespective of any provision hereof or
      -------------------------------
of the other Operative Documents to the contrary, so long as you or any other institutional holder shall hold any Security, the Company will make all payments on such Security to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such
                                          ----------
other method or at such other address as you or such other institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company promptly following such payment, prepayment or repurchase and cancelled.

21.   Liabilities to Subsequent Holders.  Neither this Agreement nor any of the
      ---------------------------------
other Operative Documents nor any disposition of any of the Securities shall be deemed to create any liability or obligation on your part to enforce any provision hereof or of any of the other Operative Documents for the benefit or on behalf of any other Person who may be the holder of any Securities.

22.   Expenses; Indemnity.
      -------------------

           (a) Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Company will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you and each other holder of any of the Securities and each director, officer, employee, agent, advisor and Affiliate of any such holder (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of its Subsidiaries or Affiliates or any of their respective properties or assets. Without limiting the generality of the foregoing, the Company will pay or cause or be paid and will defend, indemnify and hold each

      Indemnitee harmless from and against any and all Indemnified Costs which are incurred by or asserted against any Indemnitee in connection with or which are in any way related to:

                  (i) the negotiation, execution and delivery of this Agreement and each of the other Operative Documents and/or any proposed amendments hereof or thereof or waivers hereunder or thereunder (whether or not effected), including, without limitation, so-called workouts and/or restructurings and including the furnishing of opinions referred to herein or therein and any other opinions which any Indemnitee may reasonably request;

                  (ii) any broker's or finder's fees or commissions or financial advisory fees, including, without limitation, any such amount owing to Robert Smaha and Decision Development Group;

                  (iii) delivering to each holder of any of the Securities (or to its custodian), insured to its satisfaction, any Security and of such holder's delivering any Securities, insured to its satisfaction, for any transfer, substitution or exchange thereof;

                  (iv) any suit, claim, action or other proceeding or investigation involving the Company or any of its Subsidiaries or any of their respective properties or assets or in any way relating to or arising out of or in connection with this Agreement or any of the other Operative Documents and/or any of the transactions contemplated hereby or thereby, whether or not such Indemnitee is a party thereto (including, without limitation, any bankruptcy or similar proceeding and any proceeding or investigation relating to environmental matters);

                  (v) any and all requirements of any environmental laws (as the same may be amended, modified or supplemented from time to time), including the failure to obtain, maintain, renew or comply with any permit, license, approval or other authorization with respect to any activities, operations or businesses conducted on or in relation to any properties owned, leased, occupied or operated by the Company or any of its Subsidiaries, and further including any and all Indemnified Costs (including any loss of value of the Mortgaged Property (as defined in the Standish Mortgage)) which are incurred by or asserted against any Indemnitee in connection with or are in any way related to any environmental investigation, assessment, site monitoring, containment, cleanup, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to any event or condition originating from the Mortgaged Property or any other property previously or hereafter owned, leased, occupied or operated by the Company or any of its Subsidiaries

                  (vi) the preservation, exercise or enforcement of any of the rights or remedies of any such Indemnitee under this Agreement or any of the other Operative Documents, including, without limitation, all costs of collection;

                  (vii) the performance of and compliance with the terms and conditions of this Agreement and each of the other Operative Documents by the Company and/or its Subsidiaries, including, without limitation, insurance premiums, recording fees, filing fees, fees and expenses of engineers and other consultants, and other costs related to any of the Security Documents and/or the Collateral;

                  (viii) obtaining "private placement numbers" for the Securities from Standard & Poor's Corporation; and

                  (ix) the cost of any appraisal, insurance, survey, site assessment, environmental audit, opinion or certificate required by this Agreement or any of the other Operative Documents.

           (b) The covenants contained in this section 22 shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

           (c) Notwithstanding the foregoing, the Company shall not have any obligation to an Indemnitee under this section 22 with respect to any Indemnified Cost which is finally determined by a court of competent jurisdiction to have arisen as a result of the willful misconduct or bad faith of such Indemnitee.

23.  Taxes.  The Company will pay all taxes and fees (including interest and
     -----
penalties), including, without limitation, all recording and filing fees, mortgage taxes, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents, including the execution and delivery (but not the transfer) of any Security or in respect of any amendment of or waiver under or with respect to this Agreement or any of the other Operative Documents, and will defend, indemnify and hold harmless you and all subsequent holders of any Security against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this section 23 shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

24.  Communications.
     --------------

          (a) All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be delivered, mailed or sent by facsimile transmission addressed as follows:

              (i) If to the Company or any Subsidiary, at:

                  Control Devices, Inc.
                  Route 35
                  Standish, Maine  04084
                  Attention:  Bruce D. Atkinson, President
                  Telecopy No.:  (207) 642-0248

                  with a copy (which shall not constitute notice) to:

                  Sommer & Barnard PC
                  4000 Bank One Tower
                  111 Monument Circle
                  Indianapolis, Indiana 46204
                  Attention: Julianne S. Lis-Milam, Esq.
                  Telecopy No.: (317) 236-9802; and

                  Hammond, Kennedy, Whitney & Company, Inc.
                  8900 Keystone Crossing
                  Suite 1048
                  Indianapolis, Indiana 46240
                  Attention:  Glenn Scolnik
                  Telecopy No.: (317) 574-7515

          or at such other address and/or telecopy number as may be furnished in writing by the Company to you and to each other holder of any Security; and

              (ii) If to you, at your address set forth in Schedule I attached
                                                           ----------
          hereto, and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 17, and in each such case with a copy (which shall not constitute notice) to:

                        Choate, Hall & Stewart
                        Exchange Place
                        53 State Street
                        Boston, Massachusetts  02109
                        Attention:  Frank B. Porter, Jr., Esq.
                        Telecopy No.:  (617) 248-4000

          or at such other address and/or telecopy number as may be furnished in writing by you or by any other holder to the Company.

          (b) Any communication provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such communication (i) is mailed by certified mail (return receipt
                          -
      requested), in which case it shall become effective on (x) the fifth
                                                              -
      Business Day following the mailing thereof, or (y) the day of its
                                                      -
      acknowledged receipt, if a Business Day, or the next succeeding Business Day, whichever of (x) or (y) is earlier, or (ii) is sent by facsimile
                                                   --
      transmission, in which case it shall become effective upon receipt of confirmation of receipt of transmission from the Person to whom the transmission was sent, provided that the original of such communication is
                             --------
      sent on the day of such facsimile transmission to such Person by a courier guaranteeing overnight delivery.

25.   Survival of Agreements, Representations and Warranties, etc.  All
      ------------------------------------------------------------
agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All statements contained in any report, memorandum, data or certificate delivered to you by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents shall constitute representations and warranties by the Company under this Agreement and shall be subject to the terms of this section 25.

26.   Successors and Assigns; Rights of Other Holders.  This Agreement and,
      -----------------------------------------------
unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and you, successors to the Company and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof, provided that you shall not be required to make any purchase hereunder except
- --------
from the currently existing Control Devices, Inc. The Company may not assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

27. Purchase for Investment; ERISA.
    ------------------------------

          (a) You represent and warrant (i) that you have been furnished with
                                         -
    all information that you have requested for the purpose of evaluating your proposed acquisition of the Securities to be issued to you pursuant hereto and (ii) that you will acquire such Securities for your own account for
         --
    investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time you deem it advisable to do so. The acquisition of such Securities by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that such Securities are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in sections 5.14 and 5.16, the Company is relying, to the extent applicable, upon your representations and warranties contained herein.

          (b) You further represent and warrant that (i) if you are an insurance company, you are not acquiring the Securities to be issued to you pursuant hereto with the assets allocated to any "separate account" maintained by you in which any "employee benefit plan" (or its related trust) has any interest, or (ii) if you are not an insurance company, you are not acquiring the Securities to be issued to you pursuant hereto with assets that constitute "plan assets". As used in this section 27, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA and the term "plan assets" shall have the meaning specified in Department of Labor Regulation section 2510.3-101.

28. Certain Regulatory Matters.  The Company will take, or will cause to be
    --------------------------
taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act. The Company will cooperate with each such holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by any regulatory authority, including, without limitation, the Commission, as a condition to the transfer of any Securities or to the availability of an exemption from the Securities Act and/or any applicable securities law for the sale or other disposition of any Securities.

29.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement
     -------------------------------------------------
and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in section 24 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, the Company agrees that nothing contained in this section 29 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts.
THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE COMPANY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

30.  Miscellaneous.  The headings in this Agreement and in each of the other
     -------------
Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between you and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.


           [The remainder of this page is intentionally left blank.]

  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                           Very truly yours,

                                           CONTROL DEVICES, INC.



                                           By: /s/ GLENN SCOLNIK
                                              -----------------------------
                                                 Glenn Scolnik,
                                                 Vice President


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE
   INSURANCE COMPANY



By: /s/ RICHARD C. MORRISON
    ---------------------------------
     Richard C. Morrison,
     Vice President

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                           Very truly yours,

                                           CONTROL DEVICES, INC.



                                           By: /s/ GLENN SCOLNIK
                                               -----------------------------
                                           Glenn Scolnik,
                                           Vice President


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL CORPORATE INVESTORS



By: /s/ BRUCE E. GAUDETTE
    -------------------------------
     Bruce E. Gaudette,
     Vice President

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

   If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal between you and the Company. Please then return one of such counterparts to the Company.

                                      Very truly yours,

                                              CONTROL DEVICES, INC.



                                              By: /s/ GLENN SCOLNIK
                                                  -----------------------------
                                              Glenn Scolnik,
                                              Vice President


The foregoing Agreement is hereby
agreed to as of the date thereof.

MASSMUTUAL PARTICIPATION INVESTORS



By: /s/ BRUCE E. GAUDETTE
    -------------------------------
     Bruce E. Gaudette,
     Vice President

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.